SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ASB Bancorp, Inc.
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April 6, 2017

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of ASB Bancorp, Inc. (“ASB Bancorp” or the “Company”).  The meeting will be held at The Collider, located at 1 Haywood Street, 4th Floor, Asheville, North Carolina on Thursday, May 18, 2017, at 10:30 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  Directors and officers of the Company, as well as representatives of Dixon Hughes Goodman LLP, the Company’s independent registered public accounting firm, will be present to respond to questions from shareholders.

It is important that your shares are represented at the meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to vote via the Internet or telephone or by returning a completed proxy card.  If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/ SUZANNE S. DEFERIE

Suzanne S. DeFerie
President and Chief Executive Officer

ASB BANCORP, INC.
11 Church Street
Asheville, North Carolina 28801
(828) 254-7411

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:30 a.m., local time, on Thursday, May 18, 2017

PLACE	The Collider
1 Haywood Street
4th Floor
Asheville, North Carolina

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years.

(2) To ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2017.

(3) To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the accompanying proxy statement (“say on pay”).

(4) To re-approve the performance goals included in the ASB Bancorp, Inc. 2012 Equity Incentive Plan.

(5) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a shareholder at the close of business on March 29, 2017.

PROXY VOTING
It is important that your shares be represented and voted at the meeting.  You can vote your shares via the Internet, by telephone or by completing and returning the proxy card or voting instruction card sent to you. You can revoke a proxy at any time before it is exercised at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

/s/ CINDY E. HAMRICK

Cindy E. Hamrick
Corporate Secretary
Asheville, North Carolina
April 6, 2017

ASB BANCORP, INC.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of ASB Bancorp, Inc. for the 2017 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting.  In this proxy statement, we may also refer to ASB Bancorp, Inc. as the “Company,” “we,” “our” or “us.”

ASB Bancorp, Inc. is the holding company for Asheville Savings Bank, S.S.B.  In this proxy statement, we may also refer to Asheville Savings Bank, S.S.B. as the “Bank.”

We are holding the 2017 Annual Meeting of Shareholders at The Collider, located at 1 Haywood Street, 4th Floor, Asheville, North Carolina, on Thursday, May 18, 2017 at 10:30 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to shareholders of record beginning on or about April 6, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 18, 2017

This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the U.S. Securities and Exchange Commission, are available at http://AshevilleSavingsBank.com/AnnualMeeting, http://www.investorvote.com/asbb, or http://www.edocumentview.com/asbb.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of ASB Bancorp common stock that you owned as of March 29, 2017.  As of the close of business on March 29, 2017, ASB Bancorp had 3,788,025 shares of common stock outstanding.  Each share of common stock is entitled to one vote.

The Company’s articles of incorporation provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of ASB Bancorp in one or more of the following ways:

•	Directly in your name as the shareholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”;

•	Indirectly through the Asheville Savings Bank Employee Stock Ownership Plan;

•	Indirectly through the Asheville Savings Bank Retirement Savings Plan; or

•	Indirectly through the ASB Bancorp, Inc. 2012 Equity Incentive Plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials.  Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet.  Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.  If you hold your shares in street name, you will need proof of ownership of your shares to be admitted to the meeting.  A recent brokerage statement or a letter from your broker, bank or other nominee are examples of acceptable proof of ownership.  Further, if you want to vote your shares of ASB Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

If you own shares of Company common stock indirectly through the Asheville Savings Bank Employee Stock Ownership Plan (“ESOP”), the Asheville Savings Bank Retirement Savings Plan (“401(k) Plan”), or the ASB Bancorp, Inc. 2012 Equity Incentive Plan, see “Participants in the ESOP, 401(k) Plan or 2012 Equity Incentive Plan” for voting information.

Quorum and Vote Required

Quorum.  We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Vote Required for Proposals.  At this year’s annual meeting, shareholders will elect three directors, each to serve for a term of three years.  In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  To ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2017, the number of shares of common stock voted in favor of the matter must exceed the number of shares of common stock voted against the matter.

In voting on the non-binding resolution to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  To approve, on a non-binding advisory basis, the resolution to approve the compensation of the named executive officers, the number of shares of common stock voted in favor of the matter must exceed the number of shares of common stock voted against the matter.

In voting on the re-approval of the performance goals included in the ASB Bancorp, Inc. 2012 Equity Incentive Plan, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  To re-approve the performance goals included in the ASB Bancorp, Inc. 2012 Equity Incentive Plan, the number of shares of common stock voted in favor of the matter must exceed the number of shares of common stock voted against the matter.

Routine and Non-Routine Proposals.  Applicable stock exchange rules determine whether proposals presented at shareholder meetings are routine or non-routine.  If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner.  If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions.  A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and the broker or other entity has not received voting instructions from the beneficial owner.  The election of directors, the non-binding advisory proposal regarding executive compensation and the re-approval of the performance goals included in the ASB Bancorp, Inc. 2012 Equity Incentive Plan are considered non-routine proposals.  Because the election of directors, the non-binding advisory proposal regarding executive compensation and the re-approval of the performance goals included in the ASB Bancorp, Inc. 2012 Equity Incentive Plan are considered non-routine proposals, it is important that you provide instructions to your broker, bank or other holder of record if your shares are held in street name so that your vote with respect to these proposals is counted. If you do not give your broker or other entity holding your shares voting instructions with respect to these proposals, your holder of record will not vote on these matters. Because the proposal to ratify the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm is considered a routine proposal, if your shares are held in street name, your broker, bank or other holder of record may vote on this proposal without receiving voting instructions from you with respect to this proposal.

How We Count Votes.  If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is quorum, even if you abstain from voting.  Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, abstentions and broker non-votes will have no effect on the outcome of the proposal.

In counting votes on the proposal to approve the non-binding resolution to approve the compensation of the named executive officers and the proposal to re-approve the performance goals included in the ASB Bancorp, Inc. 2012 Equity Incentive Plan, abstentions and broker non-votes will have no effect on the outcome of the proposal.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends that you vote:

•	“FOR” the election of each of the nominees for director;

•	“FOR” the ratification of the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

•	“FOR” the proposal to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement (“say on pay”); and

•	“FOR” the proposal to re-approve the performance goals included in the ASB Bancorp, Inc. 2012 Equity Incentive Plan.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided that the new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy.  The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must (i) advise the Corporate Secretary of the Company in writing before your shares have been voted at the annual meeting, (ii) deliver a later-dated and properly executed proxy, or (iii) attend the meeting and vote your shares in person.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the ESOP, 401(k) Plan or 2012 Equity Incentive Plan

If you participate in the ESOP, invest in Company common stock through the ASB Bancorp Stock Fund in the 401(k) Plan, or participate in the ASB Bancorp 2012 Equity Incentive Plan, you will receive a voting instruction form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plan.  Under the terms of the ESOP, all allocated shares of Company common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants.  All unallocated shares of Company common stock held by the ESOP and allocated shares for which no timely voting instructions are received are generally voted by the ESOP trustee in the same proportion as shares for which the trustee has received timely voting instructions, subject to the exercise of its fiduciary duties.  Under the terms of the 401(k) Plan, a participant may direct the stock fund trustees of the 401(k) Plan how to vote the shares in the ASB Bancorp Stock Fund credited to his or her account.  The stock fund trustees will vote all shares for which timely voting instructions are not received in the same proportion as shares for which the trustees received voting instructions.  Under the 2012 Equity Incentive Plan, all restricted stock awards are voted by the Equity Incentive Plan Trustee as directed by the award recipients.  All shares of ASB Bancorp, Inc. common stock subject to a restricted stock award for which timely instructions are not provided will be voted by the Equity Incentive Plan Trustee as directed by the Company.  The deadline for returning your voting instruction forms is May 11, 2017.

CORPORATE GOVERNANCE

Director Independence

The Company’s Board of Directors currently consists of eleven members, all of whom are independent under the listing requirements of the NASDAQ Stock Market, Inc., except for Suzanne S. DeFerie, who serves as President and Chief Executive Officer of the Company and the Bank.  In determining the independence of directors, the Board of Directors considered the various deposit, loan and other relationships that each director has with the Bank, including loans and lines of credit made to Directors John B. Gould, Leslie D. Green, Kenneth E. Hornowski and Patricia S. Smith, in addition to the transactions disclosed under “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons” below, but determined in each case that these relationships did not interfere with their exercise of independent judgment in carrying out their responsibilities as a director.

Board Leadership Structure and Board’s Role in Risk Oversight

The Company’s Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer of the Company will enhance Board independence and oversight.  Moreover, the separation of the Chairman and the President and Chief Executive Officer will allow the President and Chief Executive Officer to better focus on her growing responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, Patricia S. Smith serves as Chairman of the Board of the Company and Suzanne S. DeFerie serves as President and Chief Executive Officer of the Company.  The Board has determined that Ms. Smith is independent under the listing requirements of the NASDAQ Stock Market, Inc.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company.  Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and the independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and regular meetings of independent directors.

Corporate Governance Policy

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board’s interaction with management and third parties; and the evaluation of the performance of the Board and of the President and Chief Executive Officer.

Committees of the Board of Directors

The following table identifies our standing committees of the Board of Directors, their members and the number of meetings held by each committee during 2016.  The Board has determined that all members of each committee are independent in accordance with the listing requirements of the NASDAQ Stock Market, Inc.  Each committee operates under a written charter that is approved by the Board and that governs its composition, responsibilities and operation.  Each committee reviews and reassesses the adequacy of its charter at least annually.  The charters of all three committees are available in the Investor Relations section of our website (http://ir.ashevillesavingsbank.com/govdocs.aspx?iid=4289733).

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John B. Dickson	X*
Suzanne S. DeFerie
John B. Gould	X	X*
Leslie D. Green		X
Kenneth E. Hornowski		X	X*
Stephen P. Miller.		X
Lawrence B. Seidman (1)	X
Alison J. Smith	X
Patricia S. Smith	X	X	X
Wyatt S. Stevens	X		X
Kenneth J. Wrench
Number of Meetings in 2016	5	5	3

* Denotes Chairperson
(1) Effective March 22, 2016, Mr. Lawrence B. Seidman was appointed by the Board of Directors to serve on the Audit Committee.

Audit Committee.  The Board of Directors has a separately-designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934.  The Audit Committee is responsible for providing oversight relating to our consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the Board.  The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence.  The Board has designated John B. Dickson and Alison J. Smith as audit committee financial experts under the rules of the Securities and Exchange Commission.

Compensation Committee.  The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the Company’s and Bank’s senior management and conducts the performance review of the President and Chief Executive Officer.  The Compensation Committee reviews all components of compensation, including salaries, short-term cash incentive plans, long-term incentive plans and various employee benefit matters.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.  The Compensation Committee also assists the Board in evaluating potential candidates for executive positions.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee assists the Board of Directors in:  identifying individuals qualified to become Board members, consistent with criteria approved by the Board; recommending to the Board the director nominees for the next annual meeting; implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; leading the Board in its annual review of the Board’s performance; and recommending director nominees for each committee.

Minimum Qualifications for Director Nominees.  The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, including an age limitation and a requirement that the candidate not have been subject to certain criminal or regulatory actions.  A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	contributions to the range of talent, skill and expertise of the Board of Directors;

•
financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the shareholders of the Company and the best interests of the Company;

•	the ability to devote sufficient time and energy to the performance of his or her duties;

•	independence as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria; and

•	current equity holdings in the Company.

The Nominating and Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he or she serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process.  The process that the Nominating and Corporate Governance Committee uses to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows.

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board, as well as its knowledge of members of the communities served by the Bank.  The Nominating and Corporate Governance Committee will also consider director candidates recommended by shareholders according to the policy and procedures set forth below.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above.  If such individual fulfills these criteria, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Considerations of Recommendations by Shareholders.  The policy of the Nominating and Corporate Governance Committee is to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating and Corporate Governance Committee may choose not to consider an unsolicited shareholder recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders.  To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing within the timeframe set forth in the Company’s Bylaws, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

•	The name of the person recommended as a director candidate;

•	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

•	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

•
As to the shareholder making the recommendation, the name and address of such shareholder as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

•	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Board and Committee Meetings

During the year ended December 31, 2016, the Board of Directors of the Company held fourteen meetings, and the Board of the Directors of the Bank held twelve meetings.  No director attended fewer than 75% of the total meetings of the Company’s or the Bank’s Board of Directors and the respective committees on which such director served during 2016, with the exception of Lawrence B. Seidman and Kenneth J. Wrench, each of which attended at least 75% of the total meetings held after their appointment in February 2016.

Director Attendance at the Annual Meeting of Shareholders

The Board of Directors encourages each director to attend the Company’s annual meeting of shareholders and all of the Company’s directors attended the Company’s 2016 Annual Meeting of Shareholders.

Code of Ethics and Business Conduct

The Company has adopted a code of ethics and business conduct which applies to all of the Company’s and the Bank’s directors, officers and employees.  A copy of the code of ethics and business conduct is available to shareholders in the Investor Relations portion of our website (http://ir.ashevillesavingsbank.com/govdocs.aspx?iid=4289733).

REPORT OF THE AUDIT COMMITTEE

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company’s financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16 “Communication with Audit Committees,” as well as other relevant standards, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board (United States) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management.  In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its reports, expressed unqualified opinions on the conformity of the Company’s consolidated financial statements to generally accepted accounting principles and on the Company’s internal control over financial reporting.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with Public Company Accounting Oversight Board auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.  The Audit Committee also has approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Audit Committee of the Board of Directors

John B. Dickson, Chairperson
John B. Gould
Lawrence B. Seidman
Alison J. Smith
Patricia S. Smith
Wyatt S. Stevens

DIRECTOR COMPENSATION

The following table provides the compensation received by individuals who served as directors, and who were not also named executive officers, of ASB Bancorp during 2016.

	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (2)(3)	All Other Compensation (4)	Total

John B. Dickson	$26,400	$—	$—	$—	$26,400
John B. Gould	44,213	—	—	—	44,213
Leslie D. Green	24,600	—	—	7,408	32,008
Kenneth E. Hornowski	24,700	—	—	4,744	29,444
Stephen P. Miller	24,600	—	—	7,594	32,194
Lawrence B. Seidman	19,000	—	—	—	19,000
Alison J. Smith	27,525	—	—	—	27,525
Patricia S. Smith	55,950	—	—	—	55,950
Wyatt S. Stevens	25,950	—	—	4,083	30,033
Kenneth J. Wrench	23,050	—	—	—	23,050

(1)	Includes total compensation earned through Board fees, retainers and committee fees.
(2)
From time to time, the Company has awarded shares of restricted stock and stock options to its directors. No restricted stock awards or stock option awards were granted during 2016. At December 31, 2016, the aggregate number of unvested restricted stock award shares held in trust was 3,600 shares for Mr. Dickson, 4,000 shares for Mr. Gould, 3,600 shares for Ms. Green, 3,600 shares for Dr. Hornowski, 3,600 shares for Dr. Miller, 4,400 shares for Ms. Patricia Smith and 3,600 shares for Mr. Stevens. At December 31, 2016, the aggregate number of unvested stock option awards was 7,600 shares for Mr. Dickson, 8,400 shares for Mr. Gould, 7,600  shares for Ms. Green, 7,600  shares for Dr. Hornowski, 7,600  shares for Dr. Miller, 8,100 shares for Ms. Alison Smith, 9,200 shares for Ms. Patricia Smith and 7,600 shares for Mr. Stevens.

(3)
Reflects the aggregate grant date fair value for outstanding stock option awards granted during the year, computed in accordance with FASB ASC Topic 718.  For information on the assumptions used to compute the fair value, see note 11 of the notes to the consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  The actual value, if any, realized from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised.  Accordingly, the value realized may not be at or near the value estimated above.

(4)	Represents long-term care insurance premium payments.

Director Deferred Compensation Plans

The Bank and the Company maintain two non-qualified deferred compensation plans that provide members of the Board of Directors and certain eligible officers with the opportunity to defer compensation earned for services to the Company and the Bank until separation of service or a fixed date.  The Directors and Officers Deferral Plan allows participants to invest their deferrals in a variety of mutual fund investments and the Stock-Based Deferral Plan invests participant deferrals in Company common stock.  All non-employee directors currently participate in the Directors and Officers Deferral Plan, except for Ms. Alison Smith, Mr. Lawrence Seidman and Mr. Kenneth Wrench. All of our non-employee directors participate in the Stock-Based Deferral Plan, except for Mr. Dickson, Dr. Miller and Ms. Alison Smith.

Cash Retainer and Meeting Fees for Non-Employee Directors

The following table sets forth the applicable retainers and fees that will be paid to our directors for their service on the Board of Directors of the Bank during the year ending December 31, 2017.  Directors do not receive any additional fees for their service on the Board of Directors of the Company.

Annual Retainer for Chairman of the Board	$22,200
Annual Retainer for Vice Chairman of the Board	16,650
Annual Retainer for All Other Board Members	11,100

Board Meeting Fee for Chairman of the Board	1,300
Board Meeting Fee for Vice Chairman of the Board	975
Board Meeting Fee for All Other Board Members	800
Committee Meeting Fee for All Directors	450

STOCK OWNERSHIP

The following table provides information as of March 29, 2017 about the persons, other than directors and executive officers of the Company, known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned (1)	Percent of Common Stock Outstanding (2)

Asheville Savings Bank, S.S.B. Employee Stock Ownership Plan Trust 11 Church Street Asheville, North Carolina 28801	424,189(3)	11.2%

RMB Capital Holdings, LLC, et al (4)	330,293	8.7%
115 S. LaSalle Street, 34th Floor
Chicago, IL 60603

Lawrence B. Seidman, et al (5)	252,647	6.7%
100 Misty Lane, 1st Floor Parsippany, New Jersey 07054

(1)	Based on Schedule 13G/A or Schedule 13D/A filings submitted to the U.S. Securities and Exchange Commission (“SEC”) on or before March 29, 2017.
(2)	Based on 3,788,025 shares of the Company’s common stock outstanding and entitled to vote as of March 29, 2017.
(3)	As of March 29, 2017, 141,710 shares have been allocated to participants’ ESOP accounts.
(4)
The above information is based on a Schedule 13G/A filed with the SEC on February 13, 2017.  The shares include the shares held by the following:  RMB Capital Holdings, LLC; RMB Capital Management, LLC; Iron Road Capital Partners, LLC; and RMB Mendon Managers, LLC.

(5)
The above information is based on a Form 5 filed with the SEC on February 8, 2017. The shares include the shares held by the following:  Lawrence B. Seidman; Seidman and Associates, L.L.C.; Seidman Investment Partnership, L.P.; Seidman Investment Partnership II, L.P.; Seidman Investment Partnership III, L.P.; LSBK06-08, L.L.C.; Broad Park Investors, L.L.C.; Chewy Gooey Cookies, L.P.; CBPS, LLC; Veteri Place Corporation; and JBRC I, LLC.

The following table sets forth information known to the Company with respect to beneficial ownership of the shares of the Company’s common stock by each director or nominee for director of the Company, by the named executive officers and by all directors, nominees for director and executive officers of the Company as a group as of March 29, 2017.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, to the Company’s knowledge each of the named individuals has sole voting and investment power with respect to the shares shown and none of the named individuals has pledged his or her shares.  Unless otherwise indicated, the mailing address for each beneficial owner is care of ASB Bancorp, Inc., 11 Church Street, Asheville, North Carolina 28801.

Name	Number of Shares Owned (1)(2)(3)(4)		Percentage of Common Stock Outstanding
Directors:
John B. Dickson	19,000	(5)	*
Suzanne S. DeFerie	78,856	(6)	2.1%
John B. Gould	35,002	(7)	*
Leslie D. Green	23,354	(8)	*
Kenneth E. Hornowski	19,450		*
Stephen P. Miller	27,500	(9)	*
Lawrence B. Seidman	252,647		6.7%
Alison J. Smith	16,442		*
Patricia S. Smith	36,191		*
Wyatt S. Stevens	13,757		*
Kenneth J. Wrench	962		*

Executive Officers who are not Directors:
Kirby A. Tyndall	36,442		*
David A. Kozak	27,370		*
Vikki D. Bailey	13,915		*

All Directors and Executive Officers as a Group (14 persons)	600,888		15.9%

*	Represents less than 1.0% of the 3,788,025 common shares outstanding as of the March 29, 2017 record date.
(1)	Includes shares held under the Asheville Savings Bank Retirement Savings Plan as follows: Ms. DeFerie — 31,151 shares; Mr. Kozak — 3,261 shares; and Ms. Bailey — 164 shares.
(2)	Includes shares allocated under the Bank’s Employee Stock Ownership Plan as follows: Ms. DeFerie — 5,741 shares; Mr. Tyndall — 4,461 shares; Mr. Kozak — 4,456 shares; and Ms. Bailey — 3,376 shares.
(3)
Includes shares allocated under the Company’s stock-based deferral plan as follows:  Mr. Gould — 8,860 shares; Ms. Green — 7,500 shares; Dr. Hornowski — 10,450 shares; Mr. Seidman — 709 shares; Ms. Patricia Smith — 2,241 shares; Mr. Stevens — 5,167 shares; and Mr. Wrench — 662 shares.

(4)
Includes unvested shares of restricted stock held under the Company’s 2012 Equity Incentive Plan as follows:  Mr. Dickson — 1,800 shares; Ms. DeFerie — 10,277 shares; Mr. Gould — 2,000 shares; Ms. Green — 1,800 shares; Dr. Hornowski — 1,800 shares; Dr. Miller — 1,800 shares; Ms. Patricia Smith — 2,200 shares; Mr. Stevens — 1,800 shares; Mr. Tyndall — 5,200 shares; Mr. Kozak — 5,200 shares; and Ms. Bailey — 3,000 shares.

(5)	Includes 5,000 shares held by Mr. Dickson’s spouse.
(6)	Includes 5,000 shares held by Ms. DeFerie’s spouse.
(7)	Includes 1,598 shares held by Mr. Gould’s spouse’s individual retirement account.
(8)	Includes 6,854 shares held by Ms. Green’s spouse.
(9)	Includes 17,500 shares held in trust by Dr. Miller’s spouse.

ITEMS OF BUSINESS TO BE VOTED ON BY SHAREHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors consists of eleven members.  The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year.  Three directors will be elected at the annual meeting to serve for a three-year term or until their respective successors have been elected and qualified.  These nominees are Stephen P. Miller, PhD, Alison J. Smith and Patricia S. Smith.  All of the nominees are currently directors of the Company and the Bank.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board’s nominees.  If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors.  At this time, we know of no reason why either nominee might be unable to serve.

The Board of Directors recommends that shareholders vote “FOR” the election of all of the nominees.

Information regarding the directors is provided below.  Unless otherwise stated, each person has held his or her current occupation for the last five years.  Ages presented are as of December 31, 2016.  The starting year of service as director relates to service on the Board of Directors of the Bank.

Board Nominees for Terms Ending in 2020

Stephen P. Miller, PhD has served as President of GenSpan, Inc., a consulting company specializing in succession planning, leadership development, and strategy for mid-market privately held firms, since 2011.  Dr. Miller is an adjunct professor at the University of North Carolina at Chapel Hill.  He served as Executive Vice President of The Biltmore Company, a privately owned National Historic Landmark and leading tourist destination in Western North Carolina, from 1977 until his retirement in 2012.  Age 62.  Director since 1999.

Dr. Miller’s professional and academic expertise provides the Board of Directors with valuable insight on the business and consumer environment.  His strong ties to the community, through his former work with The Biltmore Company, allow his strong advocacy of the Company and the Bank.

Alison J. Smith has served as President of Smith Capital Inc., a financial advisory and investment banking firm in Charlotte, North Carolina, since 1995.  Ms. Smith served as director of Yadkin Valley Financial Corporation from 2009 until 2014 and American Community Bancshares, Inc. from 2000 until 2009.  Age 62. Director since September 2014.

Ms. Smith previously chaired Audit and Nominating Committees and was a member of the Asset/Liability, Executive, Capital and Compensation committees for the companies she served as director.  Her substantial experience advising, evaluating and structuring bank acquisitions, valuing bank securities and writing bank strategic plans provides extensive financial and overall business knowledge for the Board of Directors of the Company and the Bank.

Patricia S. Smith serves as Chairman of the Company’s and the Bank’s Board of Directors and is the retired President and Executive Director of the Community Foundation of Western North Carolina, a nonprofit organization that promotes philanthropy in western North Carolina.  Age 70.  Director since 1996.

Ms. Smith’s strong ties to the community, through her former role as President and Executive Director of the Community Foundation of Western North Carolina, provide the Board of Directors with opportunities to continue to serve the local community.  She also is a strong advocate of the Company and the Bank through her current involvement with local civic and community organizations.

Directors Continuing in Office

The following directors have terms ending in 2018:

John B. Dickson served as President and Chief Executive Officer of the Bank from 1990 until his retirement in December 2007.  Age 72.  Director since 1990.

Mr. Dickson’s extensive knowledge of the Bank’s operations, along with his former experience in the local banking industry and involvement in business and civic organizations in the communities that we serve, affords the Board of Directors with valuable insight regarding the business and operations of the Company and the Bank.

John B. Gould  is Vice Chairman of the Company’s and Bank’s Board of Directors and has served as the President and Chief Executive Officer of Cason Companies, Inc., a petroleum and building supplies company, since 1976. In addition, Mr. Gould has been the managing member of Gould Properties, LLC, a real estate leasing company, since 2008.  Age 63.  Director since 1997.

Mr. Gould’s background offers the Board of Directors substantial small company management experience, specifically within the region in which the Bank conducts its business, and provides the Board of Directors with valuable insight regarding the local business and consumer environment. In addition, Mr. Gould’s background provides the Board with critical experience in certain real estate matters, which are essential to the business of the Bank.

Dr.  Kenneth E. Hornowski is a retired local dentist and has served as an adjunct professor of dentistry at the University of North Carolina at Chapel Hill since 2001.  Age 65.  Director since 1998.

Dr. Hornowski’s strong ties to the community, through his former dental practice and his academic contributions to the University of North Carolina at Chapel Hill, provide the Board of Directors with opportunities to continue to serve the local community.

Kenneth J. Wrench has served as owner/partner of Augusta Homes, managing partner of Screen Porch, LLC and owner/partner of Augusta Realty, all of Cornelius, North Carolina since 1997. He also served as a director of Aquesta Bank of Cornelius, North Carolina from 2005 to 2014. Age 54. Director since February 2016.

Mr. Wrench has significant experience in residential and commercial real estate lending gained through his service on the Loan Committee of the board of directors of Aquesta Bank.

The following directors have terms ending in 2019:

Suzanne S. DeFerie has served as President and Chief Executive Officer of the Bank since January 2008 and has served as President and Chief Executive Officer of the Company since its formation in May 2011. Prior to that, Ms. DeFerie was Executive Vice President and Chief Financial Officer of the Bank from October 1991 to December 2007.  Age 59.  Director since 2008.

Ms. DeFerie’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves, in addition to serving on the Board of the Federal Home Loan Bank of Atlanta and the Community Depository Institutions Advisory Council of the Federal Reserve Bank of Richmond, afford the Board of Directors with valuable insight regarding the business and operations of the Company and the Bank. Ms. DeFerie’s knowledge of all aspects of the Company’s and the Bank’s business and history, combined with her success and strategic vision, support her service as our President and Chief Executive Officer.

Leslie D. Green is a community volunteer.  Age 58.  Director since 1998.

As a result of her extensive contributions to community organizations such as the Mission Hospital Ambassador Program, Leadership Asheville and the Asheville Junior League, Ms. Green provides the Board of Directors with numerous opportunities to continue to serve the local community.

Lawrence B. Seidman has served as Manager of Seidman and Associates, LLC and related investment groups of Parsippany, New Jersey whose principal business includes investments in financial institutions since 1994. Mr. Seidman also has served as a director for Stonegate Bank since 2009. He formerly served on the board of Center Bancorp, Inc. from 2007 to 2014 and Naugatuck Valley Financial Corporation from 2014 to January 2016. Age 69.  Director since February 2016.

A former attorney for the U.S. Securities and Exchange Commission, Mr. Seidman has significant experience in bank valuations, strategic planning and all aspects of bank financial reporting.

Wyatt S. Stevens is an attorney and shareholder with the law firm of Roberts & Stevens, P.A.  Age 47.  Director since 2004.

As a practicing attorney, Mr. Stevens effectively provides the Board of Directors with important knowledge and insight necessary to assess the legal issues inherent to the business of the Company and the Bank.  Mr. Stevens also serves in extensive leadership roles in community organizations.

Item 2 — Ratification of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Dixon Hughes Goodman LLP to be the Company’s independent registered public accounting firm for 2017, subject to ratification by shareholders.  A representative of Dixon Hughes Goodman LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the selection of the independent registered public accounting firm is not approved by the shareholders, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the selection of the independent registered public accounting firm for the year ending December 31, 2017.

Audit Fees.  The following table sets forth the fees paid by the Company and the Bank to Dixon Hughes Goodman LLP for the years ended December 31, 2016 and 2015.

	2016	2015
Audit fees (1)	$192,232	$141,200
Audit related fees (2)	43,350	45,873
Tax fees (3)	27,950	16,800
All other fees	—	—

(1)
Includes fees for the audit of the consolidated financial statements, accounting research related to the audit, and review of the interim financial information contained in the Company’s Quarterly Reports on Form 10-Q and the Company’s and Bank’s other regulatory reports.

(2)	Includes fees for the audits of employee benefit plans.
(3)	Includes fees for tax compliance services, including preparation of federal and state income tax returns and tax payment and planning advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm.  The Company’s Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm.  The Audit Committee will consider annually and approve the provision of audit services by the independent registered public accounting firm and, if appropriate, approve the provision of certain defined audit and non-audit services.  The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members.  The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting.  The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.  During the year ended December 31, 2016, the audit related fees, tax fees and all other fees set forth above were approved by the Audit Committee.

Item 3 — Advisory Vote on the Approval of Compensation of the Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires, among other things, that the Company permit a non-binding advisory vote on the compensation of its named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.

We believe that our executive compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. We also believe that levels of compensation received by our senior executive officers are fair, reasonable and within the ranges of compensation paid by comparable financial institutions to similarly situated executives.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through the following resolution:

“Resolved, that the Company’s shareholders approve the compensation paid to the Company’s named executive officers, as described in the Compensation Discussion and Analysis and compensation tables and narrative disclosure in this proxy statement.”

We urge shareholders to read the “Compensation Discussion and Analysis” and the related narrative and tabular disclosure that follow it.  The “Compensation Discussion and Analysis” provides detailed information regarding our executive compensation program, policy and processes, as well as the compensation of our named executive officers.

Because the vote is advisory, it will not be binding upon the Company or its Board of Directors or Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that shareholders vote “FOR” approval of the compensation of the named executive officers as described in the “Compensation Discussion and Analysis” and compensation tables and narrative disclosure in this proxy statement.

Item 4 — Re-Approval of the Performance Goals Included in the ASB Bancorp, Inc. 2012 Equity Incentive Plan

The Company’s 2012 Equity Incentive Plan (the “2012 Plan”) (included as Appendix A) is intended to allow awards under the 2012 Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Section 162(m) generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives (sometimes referred to as “covered employees”), other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The Company’s covered employees include its Chief Executive Officer and each of its other three most highly-paid executive officers, other than the Chief Financial Officer.  A performance-based award made under the 2012 Plan is eligible for this performance-based compensation exception provided that certain Section 162(m) requirements are met. One of these requirements relates to shareholder approval (and, in certain cases, re-approval) of the material terms of the performance goals underlying the performance-based award.

The performance goals in the 2012 Plan were approved by shareholders on May 24, 2012.  In order for certain performance-based awards that may be made in the future under the 2012 Plan to be eligible for the performance-based compensation exception under Section 162(m), among other things Section 162(m) requires re-approval of those performance goals after five years if the compensation committee has retained discretion to vary the targets under the performance goals from year to year. The Compensation Committee has retained discretion to vary the targets under the performance goals from year to year. Accordingly, the Company is seeking re-approval of the performance goals included in the 2012 Plan in order to preserve the Company’s ability to grant certain awards in the future that qualify as tax-deductible performance-based compensation under Section 162(m).

We are not asking shareholders to approve an increase in the number of shares available under the 2012 Plan or any change in the 2012 Plan.

The following discussion summarizes the material terms of the performance goals and other material terms of the 2012 Plan. This discussion should be reviewed along with, and is qualified in its entirety by reference to, the full text of the 2012 Plan, which is included in this Proxy Statement as Appendix A.

MATERIAL TERMS OF THE PERFORMANCE GOALS

Eligible Participants. Officers, employees, and directors of the Company and its subsidiaries are eligible to receive awards under the 2012 Plan. The Compensation Committee will determine who participates in the Plan. As of March 29, 2017, there were approximately 170 officers, employees, and directors eligible to participate in the 2012 Plan, with approximately 21 individuals holding outstanding awards.

Plan and Individual Award Limits.  The 2012 Plan provides that the maximum number of shares of the Company’s common stock that may be delivered pursuant to awards under the 2012 Plan is 781,837, of which the maximum number of shares of common stock that may be delivered pursuant to an award of restricted stock under the 2012 Plan is 223,382 and the maximum number of shares of common stock that may be delivered pursuant to option exercises is 558,455, in each case subject to adjustment as provided in Article 10 of the 2012 Plan. No participant may be granted, in each case during any calendar year, stock options intended to qualify under Section 162(m) covering in excess of 139,613 shares. The aggregate fair market value (determined as of the grant date) of all shares of common stock with respect to which incentive stock options are first exercisable by a participant in any calendar year may not exceed $100,000 (or any higher value as may be permitted under Section 422 of the Code).

Performance Goals.  Under the 2012 Plan, the vesting or payment of performance-based awards will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the Compensation Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Code, as described below, the performance goals will be based on the attainment of specified levels of one or more of the following measures: tangible book value and changes to tangible book value, basic earnings per common share, basic cash earnings per common share, diluted earnings per common share, diluted cash earnings per common share, net income, cash earnings, net interest income, noninterest income, general and administrative expense to average assets ratio, cash general and administrative expense to average assets ratio, efficiency ratio, cash efficiency ratio, return on average assets, cash return on average assets, return on average stockholders’ equity, cash return on average stockholders’ equity, return on average tangible stockholders’ equity, cash return on average tangible stockholders’ equity, core earnings, operating income, operating efficiency ratio, net interest rate spread, loan production volume, nonperforming loans, cash flow, strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management, or any combination of the foregoing. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares of common stock outstanding, or to assets or net assets.

ADDITIONAL SUMMARY DESCRIPTION OF THE 2012 PLAN

General.  Awards granted under the 2012 Plan may be in the form of non-statutory stock options, incentive stock options, restricted stock, performance shares, other stock-based awards or any combination of those awards. The 2012 Plan provides that awards may be made under the 2012 Plan for ten years following the adoption of the 2012 Plan by the Company’s board of directors, which occurred on March 20, 2012. The purpose of the 2012 Plan is to help promote the Company’s success by linking the interests of the participants to the interests of the Company’s shareholders, by providing participants with an incentive for outstanding performance.

Administration.  The Company’s Compensation Committee will administer the 2012 Plan. However, at times, the Board of Directors may administer the 2012 Plan. The Compensation Committee is intended to consist entirely of two or more “outside directors” within the meaning of Section 162(m) and who are “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of

1934 (the “Exchange Act”). The Compensation Committee will designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards; establish, adopt or revise any rules and regulations it deems advisable to administer the 2012 Plan; and make all other decisions and determinations necessary under the 2012 Plan. Any determination made by the Compensation Committee under the 2012 Plan will be made in the sole discretion of the Compensation Committee and such determinations will be final and binding on all persons.

Available Shares.  The 2012 Plan initially reserved 781,837 shares of our common stock for the issuance of awards, of which approximately 60,355 remained available as of April 6, 2017. Shares underlying awards that expire or are forfeited or terminated without being exercised or awards that are settled for cash will again be available for the grant of additional awards within the limits provided by the 2012 Plan. Shares withheld by or delivered to the Company to satisfy the exercise price of options or tax withholding obligations with respect to any award granted under the 2012 Plan will nonetheless be deemed to have been issued under the 2012 Plan.

Stock Options.  The 2012 Plan authorizes the grant of both incentive and non-statutory stock options, both of which are exercisable for shares of Company common stock. Incentive stock options can only be granted to our employees. The Board of Directors or the Compensation Committee will determine the exercise price at which a participant may exercise an option. Unless an individual award agreement provides otherwise, a participant may pay the option exercise price in the form of cash or check. In addition, where the Board of Directors or the Compensation Committee and applicable laws, rules and regulations permit, a participant may also make payment: (1) by delivery of shares of Company common stock; (2) by shares of common stock withheld upon exercise; (3) by cashless exercise; or (4) a combination of these methods. At the time of grant, the Board of Directors or the Company’s Compensation Committee will determine the term and conditions of an option and the period or periods during which a participant may exercise each option (which may not exceed ten years for incentive and non-statutory stock options, or five years for incentive stock options with respect to an employee who owns more than 10% of the total combined voting power of all classes of our stock. As of March 29, 2017, the fair market value (as that term is defined under the 2012 Plan) of a share of Company common stock was $34.00.

Restricted Stock.  The 2012 Plan provides for the award of restricted stock. Restricted stock awards are awards of Company common stock subject to certain conditions, which conditions must be met for the restricted stock award to vest and be earned, in whole or in part, and no longer subject to forfeiture. The Board of Directors or the Compensation Committee has the authority to determine the nature, length and starting date of the period during which a participant may earn a restricted stock award and will determine the conditions that must be satisfied in order for a restricted stock award to vest. Except for these conditions and any others imposed by the Board of Directors or the Compensation Committee, upon the grant of restricted stock, the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock (which dividends relating to restricted stock subject to performance vesting conditions will only vest upon the vesting of the restricted stock relating to such dividends). During the restriction period set by the Board of Directors or the Compensation Committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.

Performance Shares.  The 2012 Plan provides for the award of performance shares. An award of a performance share is a grant of a right to receive shares of Company common stock, which is contingent upon the achievement of performance or other objectives during a specified period. The Board of Directors or the Compensation Committee has the authority to determine the nature, length and starting date of the period during which a participant may earn a performance share and will determine the conditions that must be satisfied for a performance share to vest. These conditions may include specific performance objectives, continued service or employment for a specific period of time or a combination of conditions. The 2012 Plan sets forth some of the business criteria that can be used as a condition of earning a performance share.

Other Stock-Based Awards.  The Board of Directors or the Compensation Committee is also authorized, subject to limitations under applicable law, to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Company’s common stock or factors that may influence the value of stock awards with value and payment contingent upon performance of the Company or other factors designated by the Board of Directors or the Compensation Committee. The Board of Directors or the Compensation Committee shall determine the terms and conditions of such awards.

Limitations on Transfer; Beneficiaries.  Generally, participants may not assign or transfer awards, other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, by a qualified domestic relations order. The Compensation Committee may permit other transfers, however, where it concludes that a transfer will not accelerate taxation, will not cause any option intended to be an incentive stock option to fail to qualify as such, and that a transfer is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, applicable state or federal tax or securities laws or regulations. In no event will it be permissible to transfer outstanding unexercised awards in exchange for value. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and receive any distribution with respect to any award upon the participant’s death.

Vesting Requirements.  Under the 2012 Plan, awards may be earned over a specified time period and/or by reference to the attainment of specified performance conditions. Under applicable FDIC rules, awards made under a time-based vesting schedule may vest no more rapidly than at the rate of 20% per year, beginning on the first anniversary of the grant date. Subject to this regulatory limitation, the Compensation Committee may also include performance-based vesting conditions in any award. The 2012 Plan identifies a variety of industry-specific performance metrics from among which the Compensation Committee may choose the vesting conditions applicable to a specific award or portion of an award.

Acceleration Upon Certain Events.  Unless an award agreement provides otherwise, if a participant’s service terminates by reason of death or disability, all of the participant’s outstanding options and restricted stock awards will become fully exercisable and all time-based vesting restrictions on the outstanding awards will lapse. The vesting of awards will also accelerate upon a change in control, as defined in the 2012 Plan.

Adjustments.   In the event of a stock split, a dividend payable in shares of Company common stock, or a combination or consolidation of the Company’s common stock into a lesser number of shares, the 2012 Plan provides for the automatic proportionate adjustment of the share authorization limits, and the shares then subject to each award under the 2012 Plan, without any change in the aggregate purchase price for each award. If the Company is involved in another corporate transaction or event that affects its common stock, such as an extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2012 Plan will be adjusted proportionately and the Compensation Committee will adjust the 2012 Plan and outstanding awards as necessary to preserve the benefits or potential benefits of the awards.

Termination and Amendment.  The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate, modify or amend the 2012 Plan. Shareholders must approve amendments to the 2012 Plan that will materially increase the number of shares of stock issuable under the 2012 Plan, expand the types of awards provided under the 2012 Plan, materially expand the class of participants eligible to participate in the 2012 Plan, materially extend the term of the 2012 Plan, reduce the exercise price of stock options or otherwise constitute a material amendment requiring shareholder approval under applicable stock market or stock exchange listing requirements, laws, policies or regulations. In addition, the Board of Directors or the Compensation Committee may condition any amendment on the approval of the shareholders for any other reason. No termination or amendment of the 2012 Plan may adversely affect any award previously granted under the 2012 Plan without the written consent of the affected participant.

Federal Income Tax Consequences.  The following is a summary of certain federal income tax consequences of awards made under the 2012 Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2012 Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

•
Non-Statutory Stock Options.  An option holder does not recognize any income upon the grant of a non-statutory stock option under the 2012 Plan. When the optionee exercises a non-statutory option, however, he or she will recognize ordinary income equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction, subject to any applicable limitations under Internal Revenue Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the optionee held the shares.

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Incentive Stock Options.  An option holder typically does not recognize any income upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for at least two years after the date we grant the option and for one year after receiving the shares upon exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the expiration of the required holding periods, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to that same amount. While the exercise of an incentive stock option may not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price may be an item of adjustment for determining the optionee’s alternative minimum taxable income.

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Restricted Stock.  Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a federal income tax deduction at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Internal Revenue Code Section 162(m). If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock on that date (less any amount paid for the stock), and the

Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any future income recognized in the stock will be taxable to the participant at capital gains rates. However, if the participant later forfeits the stock, the participant will not be able to recover the tax previously paid pursuant to a Code Section 83(b) election.

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Performance Shares and Other Stock-Based Awards.  When the restrictions lapse on the awards, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any future income recognized in the stock will be taxable to the participant at capital gains rates

PLAN BENEFITS

The number of awards granted under the 2012 Plan in any year is subject to the Compensation Committee’s discretion and is, therefore, not determinable for any future year.  It is not possible to determine the actual amount of compensation that will be earned under the 2012 Plan for the year ended December 31, 2017 or in future years because the awards earned will depend on future performance as measured against the applicable performance goals established by the Compensation Committee. For further details on the awards granted during 2016, please refer to the director and executive compensation tables beginning on 11 and 37, respectively, of this Proxy Statement.

In accordance with SEC rules, the following table lists all outstanding options granted to the individuals and groups indicated below under the 2012 Plan as of March 29, 2017. The option awards listed below for the covered directors and executives include the option awards listed in the director and executive compensation tables beginning on page 11 and 37, respectively, of this Proxy Statement and are not additional awards.

Persons or Groups of Persons	Options
Suzanne S. DeFerie	100,000
President and Chief Executive Officer

Kirby A. Tyndall	41,000
Executive Vice President and Chief Financial Officer

David A. Kozak	51,000
Executive Vice President and Chief Credit Officer

Vikki D. Bailey	29,000
Executive Vice President and Chief Retail Officer

All current executive officers as a group(1)	221,000

All current directors who are not executive officers as a group	152,500

Each nominee for election as a director
Stephen P. Miller, PhD	19,000
Alison J. Smith	13,500
Patricia S. Smith	23,000

Each associate of any such director, executive officer or nominees	—

Each other person who received or is to receive 5% of such options, warrants or rights	—

All employees, including all current officers who are not executive officers, as a group	70,400

(1)	Includes the executives listed above.

The amounts in the table above do not include the following numbers of shares of our common stock previously subject to stock options granted under the 2012 Plan that are no longer subject to such stock options because such stock options have expired or been exercised: all current executive officers as a group, 10,000 shares; all current directors who are not executive officers as a group, -0- shares; and all current employees, including all current officers who are not executive officers, as a group: 1,600 shares.

As of March 29, 2017, the closing price of our common stock on the NASDAQ Global Market was $34.00 per share.

SHAREHOLDER VOTE REQUIRED

The affirmative vote of a majority of votes cast by the Company’s shareholders at the annual meeting is required for approval of this Proposal No. 4.

The Board of Directors recommends that shareholders vote “FOR” the re-approval of the performance goals included in the ASB Bancorp, Inc. 2012 Equity Incentive Plan.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides a description of our decision making process and philosophy for compensating our named executive officers in 2016.  This discussion also describes the material components of our 2016 compensation program.  This discussion should be read together with the compensation tables for our named executive officers located in the “Executive Compensation” section of this proxy statement.

Our 2016 named executive officers were:

Suzanne S. DeFerie, President and Chief Executive Officer
Kirby A. Tyndall, Executive Vice President and Chief Financial Officer
David A. Kozak, Executive Vice President and Chief Credit Officer
Vikki D. Bailey, Executive Vice President and Chief Retail Officer

Below is information regarding our non-director named executive officers.  Ages presented are as of December 31, 2016.

Kirby A. Tyndall has served as Executive Vice President and Chief Financial Officer of Asheville Savings Bank since September 2010.  Mr. Tyndall was Vice President and Finance Special Projects Coordinator at Asheville Savings Bank from November 2009 to September 2010. Age 61.

David A. Kozak has served as Executive Vice President and Chief Credit Officer of Asheville Savings Bank since December 2014.  Mr. Kozak was Executive Vice President and Senior Lending Officer of Asheville Savings Bank from April 2008 to July 2010 and served as Executive Vice President and Chief Lending Officer from August 2010 to December 2014. Age 56.

Vikki D. Bailey has served as Executive Vice President and Chief Retail Officer of Asheville Savings Bank since December 2012.  Ms. Bailey was Senior Vice President and Regional Manager at Asheville Savings Bank from September 2011 to December 2012.  Prior to September 2011, Ms. Bailey served in various capacities since she joined Asheville Savings Bank in 1976. Age 58.

Executive Summary

It is the intent of the Compensation Committee to provide our named executive officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term shareholder value.  In addition to providing our named executive officers with competitive benefits, we also encourage stock ownership.

Consistent with the terms of its charter, the Compensation Committee reviews our executive compensation program annually to ensure that the program incorporates features that mitigate potential for risk taking.

Key Business Results.  In 2016, the Company successfully pursued many important goals that contributed to strengthening the balance sheet and growing value for shareholders.

Key business results include:

•	Net income decreased to $1.2 million, or $0.33 per diluted common share, for the year ended December 31, 2016 from $3.6 million, or $0.89 per diluted common share, for the year ended

December 31, 2015. Excluding the impact of the one-time charge for settlement of the Bank’s qualified pension plan liability during the fourth quarter of 2016, net of income taxes, net income increased to $6.0 million, or $1.65 per diluted common share, for the year ended December 31, 2016 from $3.6 million, or $0.89 per diluted common share, for 2015.

•	Asset quality improved as nonperforming assets declined 24.1% to $6.3 million, or 0.79% of total assets, at December 31, 2016, compared to $8.3 million, or 1.06% of total assets, at December 31, 2015.

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The Bank had strong loan growth reflected by $291.5 million in new loan originations, including $140.9 million in commercial loans, as the Bank capitalized on growth opportunities in the markets it serves.

•	Core deposits grew to $516.1 million at December 31, 2016 compared to $495.6 million at December 31, 2015. Core deposits are total deposits excluding time deposits.

Compensation Highlights.  In light of the Company’s financial performance in 2016, the Company’s pay for performance philosophy and management’s contribution to the achievement of our strategic initiatives, the Compensation Committee took the following actions with respect to the compensation programs for our named executive officers:

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Payments under Our Short-Term Cash-Based Incentive Compensation Plan.   Based on the Company’s 2016 financial performance and updated weights for performance measures, our named executive officers earned lower cash incentives under our 2016 Management Incentive Plan.  Actual payouts of 66.3% of target were made.  See “Short-Term Incentive Compensation Benefits” for information on the 2016 performance measures and payments made to our named executive officers.

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Use of Equity Awards.  Following the adoption of our 2012 Equity Incentive Plan, the Company granted our named executive officers stock options and restricted stock awards. The stock option grants and restricted stock awards vest over a five-year period.  See “Long-Term Incentive Compensation” for the terms and conditions of the equity awards granted to our named executive officers. There were no equity awards granted to our named executive officers in 2016.

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Employment Agreement Renewals.  The Compensation Committee recommended and the Board of Directors approved the extension of the term of Ms. DeFerie’s employment agreement through December 31, 2019, and the extension of the term of the employment agreements for the other named executive officers through December 31, 2018.

Summary of Compensation Practices in 2016.  Our named executive officers’ 2016 compensation package consisted primarily of the following components (in addition to general health and welfare arrangements in which all of our full-time employees participate).

Annual Compensation Component	Key Features	Purpose	Summary of 2016 Actions
Base Compensation	Salary adjustments are considered on an annual basis in consideration of market movement.	Provides a fixed amount of cash compensation for our named executive officers.	The Compensation Committee elected in December 2015 to approve merit-based increases to base compensation for 2016.
Short-Term Cash-Based Incentive Compensation
Provides for annual payouts upon the attainment of performance goals that measure the Company’s growth and profitability.

The Compensation Committee, in its sole discretion, has the right to elect not to pay awards or to pro-rate awards under certain circumstances.
		Motivate and reward the achievement of Company performance goals. Reinforces Company’s pay-for-performance philosophy.	The Compensation Committee authorized payouts to all of our named executive officers under the 2016 Management Incentive Plan.
Long-Term Equity-Based Incentive Compensation	Compensation Committee and/or the Board may grant stock options and restricted stock to eligible participants subject to time or performance based vesting.	Equity awards support our growth strategy, link our named executive officers’ compensation and our stock price and serve as a retention tool.
There were no equity awards granted to our named executive officers in 2016.

In February 2013, our named executive officers each received a stock option and restricted stock award subject to a five- year vesting period, which may be accelerated under certain circumstances set forth in the Company’s equity plan.

Retirement Arrangements (Tax-Qualified and Non- Qualified)
The plans provide participants with the opportunity to earn retirement income. The 401(k) Plan and the non-qualified defined contribution deferred compensation plans provide executives with the opportunity to defer income and invest the deferrals in Company Stock or other investments.  The ESOP and the defined benefit Pension Plan (terminated plan) provide participants with a retirement benefit at no cost to the participants. The Supplemental Non-Qualified Defined Benefit Plan provides a makeup benefit for benefits lost under the Pension Plan due to Internal Revenue Code limitations on compensation.

Our retirement arrangements provide those individuals participating in the arrangements with financial security upon retirement and are a key tool in attracting and retaining talent.

All of our named executive officers are eligible to participate in the ESOP and 401(k) Plans.

Our Chief Executive Officer is the only named executive officer participating in the Supplemental Non-Qualified Defined Benefit Plan.

Our named executive officers who participate in the 401(k) Plan continued to defer income in 2016.  In addition, all of our named executive officers received an allocation under our ESOP in 2016.

The Board took action in March 2013 to freeze accruals under the Qualified and Non-Qualified Pension Plans.  In addition, the Qualified and Non-Qualified Pension Plans froze new participation in 2009.  In April 2016, the Board decided to settle its Qualified Pension Plan liability for all remaining participants effective July 1, 2016, with payouts from the Pension Trust occurring in November, 2016, and in July 2016 approved the termination of the Non-Qualified Pension Plan.  The termination of the Non-Qualified Defined Benefit Plan will occur during 2017.

Health and Welfare Arrangements
In addition to the medical benefits provided to all of our eligible employees, our named executive officers also receive a long-term disability income replacement benefit equal to 75% of their compensation in the event their employment is terminated due to disability.  All other eligible employees receive a 60% income replacement benefit.
		These arrangements help the Company attract and retain management talent and are common in the banking industry.	No changes were made to these arrangements in 2016.

Annual Compensation Component	Key Features	Purpose	Summary of 2016 Actions

In addition, Messrs. Tyndall and Kozak, and Ms. DeFerie have long-term care insurance paid by the Bank. Ms. Bailey is not eligible for long-term care insurance due to the plan being frozen to new participants prior to her appointment as executive officer.

Compensation Philosophy

Our compensation philosophy starts from the premise that our success depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy.  We strive to satisfy the demands of our business model by providing our management team with incentives tied to the successful implementation of our business objectives.  However, we recognize that we operate in a competitive environment for talent.  Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We base our compensation decisions on the following principles:

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Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•	Driving Performance – We structure our short-term and long-term incentive compensation plans around the attainment of corporate performance goals that return positive results to our bottom line.

•	Reflecting Our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

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Aligning with Shareholders – With the adoption of our 2012 Equity Incentive Plan, we use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interest with the interests of our shareholders.

Role of Compensation Committee

Our Compensation Committee has been charged with the responsibility for establishing, implementing and monitoring adherence to our compensation philosophy and assuring the named executive officers are effectively compensated in a manner which is internally equitable and externally competitive.

The Compensation Committee reviews all of the elements of compensation for our named executive officers annually to ensure that the mix of benefits accurately reflects our compensation philosophy.  During 2016, the Compensation Committee reviewed the performance measures under the ASB Bancorp, Inc. 2012 Equity Incentive Plan and consulted regarding re-approval of such measures by the Company’s shareholders pursuant to Section 162(m) of the Internal Revenue Code.  The Compensation Committee operates under a written charter that establishes its responsibilities.  The

Compensation Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Compensation Committee’s role.  A copy of our Compensation Committee Charter can be found on our web site (http://ir.ashevillesavingsbank.com/govdocs.aspx?iid=4289733).

Role of Compensation Consultant

The Compensation Committee may engage the services of compensation consultants from time to time. The Compensation Committee retained the services of ChaseCompGroup, LLC, a division of Arthur J. Gallagher & Co., an independent compensation consulting firm, to conduct an executive compensation review for our named executive officers for the 2016 and 2017 compensation.  The review provided the Compensation Committee with information that allowed the Committee to develop a compensation program for our named executive officers that we believe was competitive with our peers.  Specifically, ChaseCompGroup, LLC provided the following services to the Committee:

•	Assisted the Compensation Committee of the Board of Directors in reviewing the Company’s compensation philosophy.

•	Provided education to the Compensation Committee regarding industry compensation trends.

•	Determined the Company’s compensation peer group of publicly-traded financial institutions.

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Reviewed the competitiveness of the compensation elements of the Company’s top executives, including base salary, annual incentive or bonus, long-term incentives (stock options and restricted stock), all other compensation, and changes in retirement benefits as compared to that of the customized peer group.

•	Reviewed the competitiveness of the Company’s director compensation elements as compared to that of the customized peer group.

While the Compensation Committee considers input from ChaseCompGroup, LLC when making compensation decisions, the Committee’s final decisions reflect many factors and considerations.

Compensation Committee’s Relationship with its Independent Compensation Consultant

The Compensation Committee considered the independence of ChaseCompGroup, LLC in accordance with SEC rules and NASDAQ listing standards. The Compensation Committee requested and received a report from ChaseCompGroup addressing the independence of ChaseCompGroup and its senior advisors. The following factors were considered: (1) other services provided to us by ChaseCompGroup; (2) fees paid by us as a percentage of ChaseCompGroup’s total revenue; (3) policies or procedures maintained by ChaseCompGroup that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the Compensation Committee; (5) any Company stock owned by the senior advisors; (6) any business or personal relationships between our executive officers and the senior advisors; and (7) any other actual or potential conflicts of interest. The Compensation Committee concluded that the work performed by ChaseCompGroup and ChaseCompGroup’s senior advisors involved in the engagements did not raise any conflict of interest.

Role of Management

Our Chief Executive Officer and Human Resources Manager develop recommendations, in consultation with external advisors, regarding the appropriate mix and level of compensation that should be provided to our named executive officers and directors.  During 2016, the Human Resources Manager provided the Compensation Committee with compensation information gathered by the Company’s  external compensation consultant, ChaseCompGroup, from the peer group shown below that allowed the Committee to view our executive compensation program in light of the compensation programs provided by our peers.

The Chief Executive Officer develops recommendations for the other named executive officers and the Compensation Committee, with Board approval, determines our Chief Executive Officer’s compensation package.  The management recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee.  The Chief Executive Officer meets with the Compensation Committee to discuss the recommendations and also reviews with the Committee her recommendations concerning the compensation of our named executive officers.  Our Chief Executive Officer does not participate in Committee discussions relating to her compensation.

Peer Group

In 2016, for purposes of benchmarking our total compensation to our peers, ChaseCompGroup, LLC developed a peer group consisting of fifteen publicly traded banks with asset sizes ranging between $532 million and $1.5 billion as of December 31, 2015, as reported by SNLFinancial, located in medium-sized metropolitan areas (as well as non-coastal regions) in North Carolina, South Carolina, Virginia, and eastern Tennessee, positioning us at approximately the 42nd percentile of our peer group.  The compensation data and financial performance results for the institutions noted below were obtained through a variety of sources including publicly disclosed information, North Carolina Bankers Association annual compensation review and American Bankers Association compensation survey.

The custom peer group was refined, as four of the previous peers had been acquired or were in the process of merging with another organization and one due to performance.  The final group consists of fifteen publicly traded banks, all of which were included in our previous 2015 study.

American National Bankshares, Inc.	New Peoples Bankshares, Inc.
Carolina Bank Holdings, Inc.	Peoples Bancorp of North Carolina, Inc.
Community Bankers Trust Corporation	Security Federal Corporation
F & M Bank Corp.	Select Bancorp, Inc.
First Community Corporation	Southern First Bancshares, Inc.
First Farmers and Merchants Corporation	Uwharrie Capital Corp.
First South Bancorp, Inc.	Virginia National Bankshares Corporation
Four Oaks Fincorp, Inc.

The Compensation Committee reviews the peer group on an annual basis with our Human Resources Manager to ensure it continues to reflect the Company’s asset size and excludes institutions that have been acquired.  Periodically, the Compensation Committee retains the services of an independent compensation consulting firm to conduct an executive compensation review for the named executive officers, as explained in further detail above, and engaged ChaseCompGroup, LLC during 2016 to review 2016 executive compensation in order to provide advice regarding the 2017 executive compensation for the named executive officers.

Elements Used to Implement Our Compensation Objectives

We believe that we can meet the objectives of our compensation philosophy by achieving a balance among base salary, short-term incentives and long-term incentives, retirement benefits and health and welfare arrangements that is competitive with our industry peers and creates appropriate incentives for our named executive officers.

Base Salary

Our Compensation Committee sets base salaries for our named executive officers based primarily on:

•	each individual officer’s performance and contribution to our Company;

•	the Bank’s financial performance for the prior year; and

•	base salaries paid to executive officers at comparable companies.

For 2016, the Committee’s information on base salaries at comparable companies comes from a variety of sources including, but not limited to, an analysis prepared by the Bank’s Human Resources Manager.  See “Peer Group” for information on the peer financial institutions that were used by the Compensation Committee to benchmark base salaries.

See “Executive Compensation — Summary Compensation Table” for the base salaries paid to our named executive officers in 2016.

Short-Term Incentive Compensation Benefits

Management Incentive Plan (“MIP”). The MIP is intended to provide participants with an incentive to enhance the profitability of the Bank within the constraints of safe, sound banking practices by providing participants with a cash payment if the Bank attains certain corporate performance goals during the performance period.  The performance period runs from January 1st through December 31st. The Chief Executive Officer of the Bank administers the MIP with the consent and approval of the Board of Directors and the Compensation Committee.

Under the MIP, each named executive officer is given a minimum, target and maximum incentive opportunity which can be reached upon the attainment of certain performance goals.  The incentive opportunities are based on a percentage of base salary.  The plan called for the following incentive opportunities for each named executive officer for 2016:  Ms. DeFerie – minimum 16.9%; target 33.8%; maximum 50.7%; Messrs. Tyndall and Kozak and Ms. Bailey – minimum 13.2%; target 26.3%; maximum 39.5%.  At the beginning of the 2013 performance period, the Compensation Committee, upon the recommendation of management as an expense reduction initiative, elected to reduce the incentive award opportunity for all participants by 50% for the 2013 and 2014 performance periods.  For the 2015 and 2016 performance periods, 25% of the incentive award opportunity was reinstated. See the table under “Short-Term Incentive Compensation Benefits — 2016 Management Incentive Plan Awards” for incentives earned in 2016.

The 2016 MIP goals were established by the Compensation Committee and measured based on: (i) corporate net income, (ii) asset quality, (iii) ending loan balances, and (iv) average core deposit balances. Each goal was given a specific weighting with the highest weighting assigned to corporate net income (40%).

To be eligible to receive an MIP payout, plan participants must be employed by the Bank on the last day of the plan year. However, the Compensation Committee, in its sole discretion, may pay awards on a pro rata basis if the named executive officers are not employed as of the payment date due to retirement or disability. Before MIP awards are distributed, our Board of Directors, or its designated committee, must approve the awards and confirm that all of the corporate goals, as set forth in the tables below, have been satisfied.

2016 Management Incentive Plan Awards

The following tables set forth the performance measures and the weight given to each measure for each named executive officer.  The tables also illustrate the threshold, target and maximum levels of incentive compensation each named executive was eligible to earn upon the achievement of each of the noted goals.  The Board of Directors can also exercise negative discretion and make no payments under the MIP despite the satisfaction of the noted performance goals.  All of the named executive officers participated in the 2016 MIP.  See “Executive Compensation — Summary Compensation Table” for details on MIP awards earned in 2016.

Suzanne S. DeFerie, President and Chief Executive Officer		Payment Range as a Percentage of Base Salary			2016 Actual Payout	Bank Performance Goals ($ in thousands)
Bank Objective:	Weight	Minimum (16.9%)	Target (33.8%)	Maximum (50.7%)		Minimum	Target	Maximum
Net income before incentive	40%	$23,221	$46,441	$69,662	$59,509	$5,815	$6,175	$7,075
Asset quality	10%	5,805	11,610	17,415	17,415	1.300%	1.200%	1.100%
Ending loan balances	30%	17,415	34,831	52,246	—	$609,945	$627,439	$671,172
Average core deposit balances	20%	11,610	23,221	34,831	—	507,820	517,274	540,910
Totals	100%	$58,051	$116,103	$174,154	$76,924

Kirby A. Tyndall, Executive Vice President and Chief Financial Officer		Payment Range as a Percentage of Base Salary			2016	Bank Performance Goals ($ in thousands)
Bank Objective:	Weight	Minimum (13.2%)	Target (26.3%)	Maximum (39.5%)	Actual Payout	Minimum	Target	Maximum
Net income before incentive	40%	$10,560	$21,040	$31,600	$26,983	$5,815	$6,175	$7,075
Asset quality	10%	2,640	5,260	7,900	7,900	1.300%	1.200%	1.100%
Ending loan balances	30%	7,920	15,780	23,700	—	$609,945	$627,439	$671,172
Average core deposit balances	20%	5,280	10,520	15,800	—	507,820	517,274	540,910
Totals	100%	$26,400	$52,600	$79,000	$34,883

David A. Kozak, Executive Vice President and Chief Credit Officer		Payment Range as a Percentage of Base Salary			2016	Bank Performance Goals ($ in thousands)
Bank Objective:	Weight	Minimum (13.2%)	Target (26.3%)	Maximum (39.5%)	Actual Payout	Minimum	Target	Maximum
Net income before incentive	40%	$10,296	$20,514	$30,810	$26,308	$5,815	$6,175	$7,075
Asset quality	10%	2,574	5,129	7,703	7,703	1.300%	1.200%	1.100%
Ending loan balances	30%	7,722	15,386	23,108	—	$609,945	$627,439	$671,172
Average core deposit balances	20%	5,148	10,257	15,405	—	507,820	517,274	540,910
Totals	100%	$25,740	$51,286	$77,026	$34,011

Vikki D. Bailey, Executive Vice President and Chief Retail Officer		Payment Range as a Percentage of Base Salary			2016	Bank Performance Goals ($ in thousands)
Bank Objective:	Weight	Minimum (13.2%)	Target (26.3%)	Maximum (39.5%)	Actual Payout	Minimum	Target	Maximum
Net income before incentive	40%	$8,448	$16,832	$25,280	$21,586	$5,815	$6,175	$7,075
Asset quality	10%	2,112	4,208	6,320	6,320	1.300%	1.200%	1.100%
Ending loan balances	30%	6,336	12,624	18,960	—	$609,945	$627,439	$671,172
Average core deposit balances	20%	4,224	8,416	12,640	—	507,820	517,274	540,910
Totals	100%	$21,120	$42,080	$63,200	$27,906

Health and Welfare Plans

Our health and welfare benefit plans are open to all full-time employees.  Generally, under each plan, our named executive officers receive either the same benefit as all other salaried employees or a benefit that is exactly proportional, as a percentage of salary, to the benefits that others receive.  In addition, the Bank also provides a long-term disability income replacement benefit to all employees equal to 60% of base salary.  Our named executive officers are entitled to an additional 15%, which results in providing our officers with a 75% income replacement benefit in the event of a disability.  A Bank-paid long-term care insurance policy is provided to Ms. DeFerie and Messrs. Tyndall and Kozak. Ms. Bailey is not eligible for long-term care insurance due to the plan being frozen to new participants prior to her appointment as executive officer.

Retirement Plans

401(k) Plan.  Participation in our tax-qualified 401(k) plan is available to all of our employees who meet minimum eligibility requirements.  This plan allows our employees to save money for retirement in a tax-advantaged manner.  The Bank matches 100% of the first 3% a participant defers into the plan and 50% of the next 2%.  All of the named executive officers elected to participate in the 401(k) plan.

Employee Stock Ownership Plan (ESOP).  Participation in our tax qualified ESOP is available to all of our employees over the age of 21 with at least one year of service and 1,000 hours of service per year.  The plan provides our employees with the opportunity to accumulate a retirement benefit in our common stock at no cost to the employees.  All of the named executive officers participate in the ESOP.

Defined Benefit Plan.  Participants in the Bank’s defined benefit pension plan receive retirement benefits based on a participant’s years of service and average compensation over all years of service with the Bank.  Participants are 100% vested in their pension plan benefits after five years of service.  The pension plan was frozen to new participation effective December 31, 2009 and the plan’s benefit accruals for future services were frozen effective March 31, 2013.  The decision to freeze the pension plan for eligibility and future accruals was based on an analysis of the total costs associated with the Bank’s retirement program, including the implementation of the ESOP in connection with the Bank’s mutual to stock conversion.  All of the named executive officers participate in the defined benefit pension plan except for Mr. Tyndall, who began employment with the Bank after the plan was frozen to new participants. In April 2016, the Bank decided to terminate its Qualified Pension Plan effective July 1, 2016 for all participants. The pension plan liability was settled for all participants in November 2016.

Non-Qualified Defined Benefit Pension Plan.  Our non-qualified defined benefit pension plan (the “Excess Plan”) is intended to provide supplemental retirement benefits to a select group of management or highly compensated employees. Participants are entitled to an accrued benefit under the Excess Plan equal to the difference between the accrued benefit under our tax-qualified defined benefit pension plan without regard to the limits imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code on compensation and the actual accrued benefit under the defined benefit pension plan.  Participants vest in their Excess Plan benefit in accordance with the vesting schedule in the defined benefit pension plan.

As of December 31, 2016, Ms. DeFerie was the only named executive officer participating in the Excess Plan.  The Excess Plan was frozen to new participation effective December 31, 2009 and the plan’s benefit accruals for future services was frozen effective March 31, 2013.  The decision to freeze the Excess Plan for eligibility and future accruals was based on an analysis of the total costs associated with the Bank’s retirement program, including the implementation of the ESOP in connection with the Bank’s mutual to stock conversion. In July 2016, the Bank decided to terminate its Non-Qualified Pension Plan liability for all remaining participants effective August 15, 2016.  The settlement is expected to be recognized in the third quarter of 2017.

Our retirement plans and arrangements are consistent with the arrangements provided to senior executive officers in the banking industry and assist us in attracting and retaining top talent by providing executives with financial security in retirement.

Long-Term Incentive Compensation

In 2012, our shareholders approved the ASB Bancorp, Inc. 2012 Equity Incentive Plan.  The plan provides for the grant of restricted stock and stock options to eligible employees and members of our Board of Directors.  Our Compensation Committee developed a long-term incentive program that uses our equity incentive plan to align the interests of our directors and named executive officers with our shareholders and focuses our executives on long-term sustained performance through the grant of stock options and restricted stock.  Consistent with our compensation philosophy, in February 2013, our Compensation Committee awarded each of our named executive officers stock options and restricted stock under our 2012 Equity Incentive Plan. There were no equity awards granted to our named executive officers in 2016.

Stock Compensation Grant and Award Practices; Timing Issues

The Compensation Committee periodically consults with compensation experts to ensure that our equity award program is competitive with our peers.  As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or stock option exercise prices.  Similarly, we have never timed the release of material non-public information to affect the value of executive compensation.  In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.  The Compensation Committee’s decisions are reviewed by the full Board of Directors.

Stock Ownership Guidelines

The Company believes that it is in the best interest of the Company and its shareholders to align the personal financial interests of the Company’s directors and officers with those of shareholders of the Company.  As such, the Board of Directors implemented stock ownership guidelines in the first quarter of 2013 for our directors and named executive officers that allow our directors and named executive officers to satisfy the guidelines within a three-year period.  The guidelines are based on multiples of annual compensation and all directors and named executive officers currently meet the guidelines, with the exception of recently appointed director, Mr. Kenneth Wrench, who is within his initial three-year period as a director to meet these guidelines.

Employment Agreements

We maintain employment agreements with our named executive officers to ensure the stability of our management team by providing the executives with financial protection if an executive is terminated in connection with a change in control of the Company or in the event an executive is involuntarily terminated by the Bank or the Company for reasons other than Cause (as defined in the employment agreements). We believe that the terms and conditions of our employment agreements are consistent with the agreements provided to senior officers in the thrift industry and reflect best practices, such as the exclusion of tax gross ups. See “Executive Compensation ― Employment Agreements” and “— Potential Post-Termination Benefits” for a detailed discussion of the terms of the employment agreements and the benefits provided upon termination of service for our named executive officers.

On an annual basis, the Compensation Committee recommends to the Board whether it should extend the terms of an agreement with a named executive officer.  The Compensation Committee’s recommendation reflects its evaluation of the executive’s role in the Company and his or her overall job performance.  Effective December 31, 2016, all of the employment agreements with our named executive officers were extended for an additional year.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure an understanding of the financial impact of the program.   To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible.  However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission.  Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.  See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors

John B. Gould, Chairperson
Leslie D. Green
Kenneth E. Hornowski
Stephen P. Miller
Patricia S. Smith

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for the principal executive officer, the principal financial officer and the next two most highly compensated executive officers of the Company whose total compensation for the year ended December 31, 2016 exceeded $100,000.  These individuals are referred to in this proxy statement as the Company’s “named executive officers.”

Name and Principal Position	Year	Salary	Stock Awards (1) (2)		Option Awards (1)		Non- Equity Incentive Compen- sation Plan (3)	Increase in Pension Value and Non- Qualified Deferred Compen- sation Earnings (4)		All Other Compen- sation (5)	Total

Suzanne S. DeFerie President and Chief Executive Officer	2016 2015 2014	$343,500 330,000 316,850	$	— — —	$	— — —	$76,924 83,315 16,075	$	— — 311,268	$55,433 54,304 65,224	$475,857 467,619 709,417

Kirby A. Tyndall Executive Vice President and Chief Financial Officer	2016 2015 2014	200,000 185,000 180,000		— — —		— — —	34,883 36,352 7,104		— — —	54,642 47,784 45,377	289,525 269,136 232,481

David A. Kozak Executive Vice President and Chief Credit Officer	2016 2015 2014	195,000 180,000 180,000		— — —		— — —	34,011 35,369 7,104		— — 17,481	52,170 46,309 42,649	281,181 261,678 247,234

Vikki D. Bailey Executive Vice President and Chief Retail Officer	2016 2015 2014	160,000 155,000 142,025		— — —		— — —	27,906 30,457 5,604		— — 143,810	32,040 25,559 21,270	219,946 211,016 312,709

(1)
Awards of restricted stock and stock options were granted in 2013 to key officers and outside directors through the Company’s 2012 Equity Incentive Plan.  Restricted stock awards and stock option awards vest in five equal installments beginning on February 5, 2014, the first anniversary date of the grant.

(2)
Amounts reflect the aggregate grant date fair value for outstanding restricted stock awards granted during the year indicated, computed in accordance with FASB ASC Topic 718.  The amounts were calculated assuming that all service conditions have been satisfied and based on ASB Bancorp’s stock price as of the date of grant, which was $15.71.  When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends, if any, paid with respect thereto, plus earnings thereon.

(3)	Bonus amounts earned in 2016, 2015 and 2014 were made under our Management Incentive Plan.

(4)
Represents the aggregate year over year increases in the actuarial present value of the accumulated benefit under all defined benefit plans, including supplemental plans, as of December 31, 2016.  For 2016, the present value of accumulated benefits decreased for all named executive officers, with the exception of Mr. Tyndall who did not participate in the defined benefit plan. The qualified pension plan liability was settled for all participants in November 2016 due to termination of the plan during 2016. The decrease in 2016 of the actuarial present value of the accumulated benefits for the defined benefit plan was $67,704 for Ms. DeFerie, $3,348 for Mr. Kozak, and $34,584 for Ms. Bailey.  The decrease in the 2015 present value of accumulated benefits was due to the benefits being frozen as of March 31, 2013 and higher discount rates in effect at December 31, 2015 compared to December 31, 2014.  The decrease in 2015 of the actuarial present value of the accumulated benefits for the defined benefit plan was $34,373 for Ms. DeFerie, $2,930 for Mr. Kozak, and $22,789 for Ms. Bailey.  The 2016 decrease in the actuarial present value of the accumulated benefits for the supplemental defined benefit plan for Ms. DeFerie was $7,792. The 2015 decrease in the actuarial present value of the accumulated benefits for the supplemental defined benefit plan for Ms. DeFerie was $10,127.  For 2014, the most significant portion of the change in value was due to an increase in the mortality assumptions and a decrease in the discount rate assumptions used in the tax-qualified defined benefit plan’s actuarial calculation.  See footnote 2 to the defined benefit plan table included in “— Retirement Benefits” for additional information.

(5)
Includes 401(k) Plan matching contribution in the amount of $10,600 for Ms. DeFerie and executive long-term care insurance premiums in the amount of $10,507 for Mr. Tyndall.  Also includes the market value of the 2016 ESOP allocation in March 2017 as follows:  Ms. DeFerie — $30,602; Mr. Tyndall — $28,032; Mr. Kozak — $27,495; and Ms. Bailey — $22,252.

Employment Agreements

The Company and the Bank entered into employment agreements with each of Ms. DeFerie and Messrs. Tyndall and Kozak effective October 18, 2011 and with Ms. Bailey effective December 1, 2012. Each of the employment agreements were amended and restated on June 16, 2015. Ms. DeFerie’s employment agreement provides for a three-year term and each of Mr. Tyndall’s, Mr. Kozak’s and Ms. Bailey’s employment agreements provides for a two-year term with a three-year change in control provision. All of the employment agreements are subject to annual renewal by the Board of Directors for an additional year beyond the then-current expiration date. All of the employment agreements with our named executive officers were renewed and amended for an additional year with an effective date of December 31, 2016.

The agreements provide the named executive officers with certain post-termination benefits.  See “Potential Post-Termination Benefits Tables.”  Upon termination of employment without cause or for good reason, other than termination in connection with a change in control, each executive will be required to adhere to a one-year non-competition restriction.

2012 Equity Incentive Plan

ASB Bancorp maintains the 2012 Equity Incentive Plan to further its commitment to align shareholder and participant interests and to provide participants with an opportunity to have an equity interest in the Company.  The plan is administered by the Compensation Committee of the Board of Directors of ASB Bancorp.  The Compensation Committee has the authority to grant stock options and restricted stock awards to employees and directors of ASB Bancorp and Asheville Savings Bank.  Additional information on the ASB Bancorp equity award program is set forth in the Compensation Discussion and Analysis section of this proxy statement.

Grants of Plan-Based Awards

There were no equity awards granted to our named executive officers in 2016.

Outstanding Equity Awards at Year End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2016.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price ($/share)	Option Expiration Date	Number of Restricted Shares or Units of Stock That Have Not Vested (1)	Market Value of Restricted Shares or Units of Stock That Have Not Vested (2)

Suzanne S. DeFerie	60,000	40,000	$15.71	February 5, 2023	20,553	$611,452

Kirby A. Tyndall	20,600	20,400	15.71	February 5, 2023	10,400	309,400

David A. Kozak	30,600	20,400	15.71	February 5, 2023	10,400	309,400

Vikki D. Bailey	17,400	11,600	15.71	February 5, 2023	6,000	178,500

(1)	Represents awards that vest in five equal annual installments beginning one year from the date of grant but have not yet vested.
(2)	Based upon ASB Bancorp’s closing stock price of $29.75 on December 31, 2016.

Retirement Benefits

The following table sets forth the actuarial present value at December 31, 2016 of Ms. DeFerie’s, Mr. Kozak’s and Ms. Bailey’s accumulated benefit under our defined benefit plans, along with the number of years of credited service under the respective plans.  The defined benefit pension plans were frozen to new participants effective December 31, 2009.  Therefore, Mr. Tyndall does not participate in our defined benefit pension plans.  The qualified defined benefit pension plan was terminated during 2016 for remaining participants and the pension plan liability was settled in the fourth quarter of 2016. Ms. DeFerie is the only current named executive officer participating in our non-qualified defined benefit pension plan.

Name	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year (3)

Suzanne S. DeFerie	Asheville Savings Bank Employees’ Pension Plan	21	$—	$875,212

	Asheville Savings Bank Non-Qualified Pension Plan	n/a	301,701	—

David A. Kozak	Asheville Savings Bank Employees’ Pension Plan	5	—	60,890

Vikki D. Bailey	Asheville Savings Bank Employees’ Pension Plan	25	—	514,223

(1)	Represents the number of years of credited service used to determine the benefit under the pension plan. As of March 31, 2013, the pension plan benefit was frozen.

(2)
The present value of Ms. DeFerie’s accumulated benefit assumes normal retirement at age 65, the election of a single life form of pension and is based on a 1.78% discount rate for the Non-Qualified Pension Plan.

(3)
The Bank’s qualified pension plan liability was settled in November 2016 for all participants. Represents the lump sum payments during 2016 made to the named executive officers participating in the plan.

Tax-Qualified Defined Benefit Pension Plan.  The Bank’s Employees’ Pension Plan is a defined benefit tax qualified retirement program that was frozen to new participants in December 2009 and, effective March 31, 2013, the plan was amended to eliminate benefits for services performed in future periods. In April 2016, the Bank decided to terminate its Qualified Pension Plan effective July 1, 2016 for remaining participants. The pension plan liability was settled for all participants in November 2016.

Non-Qualified Defined Benefit Pension Plan.  The Bank maintains a non-qualified defined benefit pension plan to provide participants whose compensation under the Bank’s tax-qualified defined benefit pension plan exceeds the limitations established under the Internal Revenue Code to receive a restorative benefit under a non-qualified defined benefit pension plan. Benefits payable under the Non-Qualified Pension Plan are equal to the excess of (i) the amount that would be payable in accordance with the terms of the tax-qualified defined benefit pension plan disregarding the limitations imposed pursuant to Sections 401(a)(17) and 415 of the Internal Revenue Code over (ii) the pension benefit actually payable under the tax-qualified defined benefit pension plan taking the Section 401(a)(17) and 415 limitations into account. Ms. DeFerie is the only named executive officer that is accruing a benefit under the Non-Qualified Pension Plan.  All benefits are payable in the same time and manner as the benefits are paid under the Bank’s tax-qualified defined benefit pension plan. Effective March 31, 2013, the non-qualified plan was amended to eliminate benefits for services performed in future periods. In July 2016, the Bank decided to settle its Non-Qualified Pension Plan liability for all remaining participants effective August 15, 2016.  The settlement is expected to be recognized in the third quarter of 2017.

Potential Post-Termination Benefits

Payments Due Upon Disability.  Under the employment agreements, if an executive is terminated following a determination that he or she is totally and permanently disabled and unable to perform the duties of his or her position on a full-time basis for a period of six consecutive months, or upon receiving long-term disability benefits under an employee benefit plan provided by the Bank, the Bank will pay the executive salary and benefits that they are entitled to until the end of the payroll period in which the date of termination occurs.  Under the terms of the Management Incentive Plan, prorated benefits are paid in the event of disability.  Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from disability. Upon a named executive officer’s termination due to disability, outstanding stock options granted under the 2012 Equity Incentive Plan fully vest and remain exercisable until the earlier of one year from the date of termination of employment due to disability or the expiration of the stock options.  Restricted stock awards granted under the 2012 Equity Incentive Plan also fully vest upon the executive’s termination of employment due to disability.

Payments Due Upon Resignation By Executive.  Upon thirty days prior notice, the executive may resign or voluntarily leave the employ of the Company, other than under circumstances treated as resignation for good reason.  If an executive resigns without good reason, he or she will be paid any accrued and unpaid salary and accrued and unused paid time off through his or her date of resignation.  Under the terms of the Management Incentive Plan, the Board of Directors, or if so delegated the Compensation Committee, will, in its sole discretion, determine if benefits are paid in the event of termination.  Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from resignation.

Payments Due Upon Termination For Cause.  If the executive’s employment is terminated for cause, or the Company has cause for termination and the executive voluntarily resigns, the executive will not be entitled to any further compensation or benefits, other than payment for any accrued and unused paid time off.  Under the terms of the Management Incentive Plan, the Board of Directors, or if so delegated the Compensation Committee, will, in its sole discretion, determine if benefits are paid in the event of termination.  Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from termination for cause.

Payments Due Upon Death.  Under their employment agreements, an executive’s estate is entitled to receive the executive’s base salary at the rate in effect at the time of executive’s death for a period of one month after the date of death and to receive the executive’s pay for any accrued and unused paid time off.  Under the terms of the Management Incentive Plan, prorated benefits are paid in the event of death.  Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from death. Upon a named executive officer’s death, outstanding stock options granted under the 2012 Equity Incentive Plan fully vest and remain exercisable until the earlier of one year from the date the executive dies or the expiration of the stock options.  Restricted stock awards granted under the 2012 Equity Incentive Plan also fully vest upon the executive’s death.

Payments Due Upon Resignation For Good Reason.  If an executive resigns for good reason, as defined in the employment agreement, the Bank will continue to pay the executive his or her base pay as of the date of resignation through the remaining term of the employment agreement.  In addition, the Bank will pay the executive’s health and life insurance coverage through the remaining term of the employment agreement.  Under the terms of the Management Incentive Plan, the Board of Directors, or if so delegated the Compensation Committee, will, in its sole discretion, determine if benefits are paid in the event of resignation for good reason.  Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from resignation for good reason.

Payments Due Upon Involuntary Termination Without Cause.  If an executive’s employment is terminated for reasons other than for cause, the executive will continue to be paid his or her base salary as of the date he or she is terminated without cause through the expiration date of the employment agreement.  In addition, the bank will continue to pay the executive’s health and life insurance coverage through the remaining term of the employment agreement.  Under the terms of the Management Incentive Plan, the Board of Directors, or if so delegated the Compensation Committee, will, in its sole discretion, determine if benefits are paid in the event of termination.  Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from involuntary termination without cause.

Payments Due Upon A Change Of Control.  The executives’ employment agreements provide that in the event of a change of control followed by termination without cause or resignation for good reason, the Bank will pay the executive a severance payment equal to three times the sum of his or her annual base salary at the rate then in effect, or if greater, the amount in effect immediately preceding the change in control.  In addition, the bank will pay the executive the average of cash bonuses paid or accrued on his or her behalf during the three prior years as well as continuation of the executive’s health and life insurance coverage for thirty-six months.  Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from a change of control followed by termination without cause or resignation for good reason.

In the event of a change in control, as defined by the 2012 Equity Incentive Plan, outstanding stock options granted under the 2012 Equity Incentive Plan fully vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to the executives under the 2012 Equity Incentive Plan also fully vest upon a change in control.  The value of the accelerated options and restricted stock grants count towards each executive’s Section 280G Limit.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control.  Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and we would not be entitled to deduct such amount.  The agreements provide for the reduction of change in control payments to the executives to the extent necessary to ensure that they will not receive “excess parachute payments,” which otherwise would result in the imposition of an excise tax, if such reduction would result in a larger after-tax payment to the executive.

Potential Post-Termination Benefits Tables.  The amount of compensation payable to each named executive officer upon voluntary termination or termination for cause; disability; death; resignation for good reason or termination without cause; or change of control is shown below.  The amounts shown are estimates that assume the executive officer’s termination was effective as of December 31, 2016 and include amounts earned through December 31, 2016.  The amounts do not include the executive’s account balances in Asheville Savings Bank’s tax-qualified retirement plans or paid time off to which each executive has a non-forfeitable interest.  The actual amounts to be paid out can only be determined at the time of an executive officer’s separation from service.

The following payment table provides the amount of compensation payable to our named executive officers for each of the situations listed below.

	Payment Due Upon
	Resignation or Termination for Cause	Disability	Death	Resignation for Good Reason or Termination Without Cause (1)	Change of Control With Termination of Employment

Suzanne S. DeFerie
Cash severance	$—	$—	$28,625	$1,030,500	$1,206,815
Health and welfare benefits (2)	—	—	—	28,934	28,934
Management Incentive Plan	76,924	76,924	76,924	76,924	—
Non-qualified defined benefit plan (3)	28,590	28,590	28,590	28,590	28,590
Income attributable to vesting of stock options (4)	—	561,600	561,600	—	561,600
Income attributable to vesting of restricted stock (5)	—	611,452	611,452	—	611,452
Total	$105,514	$1,278,566	$1,307,191	$1,164,948	$2,437,391

Kirby A. Tyndall
Cash severance	$—	$—	$16,667	$400,000	$678,339
Health and welfare benefits (2)	—	—	—	15,584	23,376
Management Incentive Plan	34,883	34,883	34,883	34,883	—
Income attributable to vesting of stock options (4)	—	286,416	286,416	—	286,416
Income attributable to vesting of restricted stock (5)	—	309,400	309,400	—	309,400
Total	$34,883	$630,699	$647,366	$450,467	$1,297,531

David A. Kozak
Cash severance	$—	$—	$16,250	$390,000	$661,484
Health and welfare benefits (2)	—	—	—	15,533	23,300
Management Incentive Plan	34,011	34,011	34,011	34,011	—
Income attributable to vesting of stock options (4)	—	286,416	286,416	—	286,416
Income attributable to vesting of restricted stock (5)	—	309,400	309,400	—	309,400
Total	$34,011	$629,827	$646,077	$439,544	$1,280,600

Vikki D. Bailey
Cash severance	$—	$—	$13,333	$320,000	$543,967
Health and welfare benefits (2)	—	—	—	19,206	28,810
Management Incentive Plan	27,906	27,906	27,906	27,906	—
Income attributable to vesting of stock options (4)	—	162,864	162,864	—	162,864
Income attributable to vesting of restricted stock (5)	—	178,500	178,500	—	178,500
Total	$27,906	$369,270	$382,603	$367,112	$914,141

(1)
“Good Reason” means the material breach of the agreement by the Bank or Company, including: (i) a material change to the executive’s responsibilities or authority; (ii) a liquidation or dissolution of the Company or the Bank, other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive; (iii) a reduction in the executive's base salary; or (iv) a relocation of executive's principal place of employment by more than thirty-five miles from its location as of the effective date.

(2)
Represents the value of coverage under the Bank’s health and life insurance programs for a period of thirty-six months for Ms. DeFerie and twenty-four months for the other executives upon resignation for good reason or termination without cause, or for a period of thirty-six months for all executives upon a change of control with termination of employment.

(3)
Represents the annual accrued benefit Ms. DeFerie is entitled to receive under the non-qualified defined benefit pension plan, as adjusted for separation from service prior to her normal retirement age (65). The non-qualified pension plan liability will be settled in 2017 for Ms. DeFerie due to the decision made in 2016 to terminate the plan. Ms. DeFerie is the only current named executive officer participating in the non-qualified defined benefit pension plan.

(4)
Represents the in-the-money value of all unvested and outstanding stock options based on a stock price of $29.75 as of December 31, 2016.  Unvested stock options awarded under the 2012 Plan accelerate and become fully exercisable upon death, disability or a change in control.  For purposes of a change in control, the executive is not required to terminate his employment to receive this benefit.

(5)
Represents the value of all unvested and outstanding restricted stock awards that will vest upon death, disability, or a change in control based on a stock price of $29.75 as of December 31, 2016.  For purposes of a change in control, the executive is not required to terminate his employment to receive this benefit.

Role of Shareholder Say on Pay Vote

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we held an advisory vote on the compensation of our executive officers (“say on pay”) at our 2016 Annual Meeting of Shareholders. At the 2016 Annual Meeting of Shareholders, 92.7% of the votes cast on the say on pay proposal were cast in support of the compensation of the Company’s named executive officers. A majority of the votes cast by our shareholders at the Company’s 2013 Annual Meeting of Shareholders were in favor of holding this vote on an annual basis. Based on the results of this advisory vote, the Board of Directors for the Company elected a frequency of every year to conduct an advisory vote on compensation of the Company’s named executive officers.

While the 2016 shareholder vote reflected strong support for our executive compensation programs, the Compensation Committee, Board of Directors and management have continued to refine compensation programs in an effort to further align interest of the executives with those of the Company’s shareholders and to strengthen the linkage of pay to performance.

OTHER INFORMATION RELATING TO
DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2016.

Transactions with Related Persons

Loans and Extensions of Credit.  The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors.  However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.  The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public.  Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.  All outstanding loans made by the Bank to its directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Pursuant to the Company’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved.  Also, in accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of the Company.  Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

The aggregate outstanding balance of loans extended by the Bank to its executive officers and directors and related parties was $3.4 million at December 31, 2016.  These loans were performing according to their original terms at December 31, 2016.  In addition, these loans were made in the ordinary course of business, on substantially the same terms, including interest rates except for those made in accordance with employee benefits program discussed above and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features when made.

Other Transactions.  There have been no other transactions and there are no other currently proposed transactions with any of our directors and executive officers in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our directors and executive officers had or will have a direct or indirect material interest.

SUBMISSION OF BUSINESS PROPOSALS AND SHAREHOLDER NOMINATIONS

The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 7, 2017.  If next year’s annual meeting is held on a date that is more than 30 calendar days from May 17, 2018, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting.  Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nomination and/or proposals to the Company’s Secretary not less than 90 days before the date of the annual meeting.  However, if less than 100 days’ notice or prior public disclosure of the annual meeting is given to shareholders, such notice must be delivered not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed to shareholders or public disclosure of the meeting date was made.  A copy of the Bylaws may be obtained from the Company.

SHAREHOLDER COMMUNICATIONS

The Company encourages shareholder communications to the Board of Directors and/or individual directors.  All communications from shareholders should be addressed to ASB Bancorp, Inc., 11 Church Street, Asheville, North Carolina 28801.  Communications to the Board of Directors should be sent to the attention of Cindy Hamrick, Corporate Secretary.  Communications to individual directors should be sent to such director at the Company’s address.  Shareholders who wish to communicate with a committee of the Board of Directors should send their communications to the attention of the Chairman of the particular committee, with a copy to Kenneth E. Hornowski, the Chairman of the Nominating and Corporate Governance Committee.  It is in the discretion of the Nominating and Corporate Governance Committee as to whether a communication sent to the full Board should be brought before the full Board.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation.  The Company does not plan to engage a proxy solicitation firm for its 2017 Annual Meeting.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone.  None of these persons will receive additional compensation for these activities.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2016 has been included with this proxy statement.  Any shareholder who has not received a copy of the Annual Report on Form 10-K may obtain a copy by writing to the Corporate Secretary of the Company.  The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ CINDY E. HAMRICK
Cindy E. Hamrick
Corporate Secretary

Asheville, North Carolina
April 6, 2017

APPENDIX A

ASB BANCORP, INC.
2012 EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE

The purpose of the ASB Bancorp, Inc. 2012 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of ASB Bancorp, Inc. (the “Company”) by linking the personal financial and economic interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest and effort the successful conduct of the Company’s operation largely depends.  Accordingly, the Plan permits the grant of equity incentive awards from time to time to selected employees, officers and directors of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Article 2 unless the context clearly requires a different meaning.  The following words and phrases shall have the following meanings:

“Affiliate” means an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

“Award” means any Option or Restricted Stock Award granted to a Participant under the Plan.

“Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any one of the following events:

(1)
Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company, and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;

(2)
Acquisition of Significant Share Ownership: A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s voting securities, but this clause (2) shall not apply to beneficial ownership of Company voting shares held in a fiduciary

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capacity by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding voting securities; or

(3)
Change in Board Composition:  During any period of two consecutive years, individuals who constitute the Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that for purposes of this clause (3), each director who is first elected by the Board (or first nominated by the Board for election by the stockholders) by a vote of at least two-thirds (⅔) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period.

“Change in Control Price” means the highest price per share of Shares offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board of Directors, the highest Fair Market Value of the Shares on any of the thirty (30) trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee of the Board of Directors described in Article 4 of the Plan.

“Company” means ASB Bancorp, Inc., or any successor corporation.

“Covered Employee” means a covered employee as defined in Section 162(m)(3) of the Code.

“Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer or director of the Company or any Affiliate, as applicable.  Continuous service shall not be considered interrupted in the case of sick leave, military leave or any other absence approved by the Company or an Affiliate, in the case of transfers between payroll locations or between the Company, an Affiliate or a successor, or performance of services in an emeritus, advisory or consulting capacity; provided, however, that for purposes of an Incentive Stock Option, such service shall only include service as an employee or an approved absence while serving as an employee.

“Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his or her customary and usual duties for the Company or an Affiliate, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature.  The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.  Notwithstanding the above, with respect to an Incentive Stock Option, “Disability” shall mean “Permanent and Total Disability” as defined in Section 22(e)(3) of the Code.

“Effective Date” has the meaning assigned to such term in Section 3.1 of the Plan.

“Eligible Participant” means an employee, officer or director of the Company or any Affiliate.

“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

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“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria.

“Grant Date” means the date an Award is made by the Committee.

“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Employee Director” means a director of the Company or an Affiliate who is not a common law employee of the Company or an Affiliate.

“Non-Statutory Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Non-Statutory Stock Option.

“Parent or Subsidiary” means a “parent corporation” or “subsidiary corporation” as such terms are defined in Sections 424(e) and (f) of the Code.

 “Participant” means a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan; provided, however, that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 9.4 of the Plan or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

“Plan” means this ASB Bancorp, Inc. 2012 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means Stock granted to a Participant under Article 8 of the Plan that is subject to certain restrictions and to risk of forfeiture.

“Shares” means shares of the Company’s Stock.  If there has been an adjustment or substitution pursuant to Article 10 of the Plan, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 10 of the Plan.

“Stock” means the common stock of the Company, par value $0.01, and such other securities of the Company as may be substituted for Stock pursuant to Article 10 of the Plan.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

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ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1          EFFECTIVE DATE.  The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).

3.2          TERMINATION OF PLAN.  The Plan shall terminate on the tenth anniversary of the Effective Date.  The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4
ADMINISTRATION

4.1          COMMITTEE.  The Plan shall be administered by a Committee appointed by the Board of Directors (which Committee shall consist of at least two disinterested directors) or, at the discretion of the Board of Directors from time to time, the Plan may be administered by the full Board of Directors.  It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) or “outside directors” (within the meaning of Section 162(m) of the Code and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who, at the time of consideration for such Award, (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award.  However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board of Directors.  The Board of Directors may reserve for itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.  To the extent the Board of Directors has reserved any authority and responsibility or during any time that the Board of Directors is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board of Directors.  To the extent any action of the Board of Directors under the Plan conflicts with actions taken by the Committee, the actions of the Board of Directors shall control.

4.2          ACTION AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, consistent with the Plan, as the Committee may deem appropriate.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.  Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, by the Company’s or an Affiliate’s independent certified public accountants, by Company counsel or by any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

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4.3          AUTHORITY OF COMMITTEE.  Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(e)
Determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)
Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award in accordance with Articles 9 and 10 of the Plan, based in each case on such considerations as the Committee in its sole discretion determines;

(g)	Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)          Decide all other matters that must be determined in connection with an Award;

(i)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)	Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k)	Amend the Plan or any Award Agreement as provided herein.

Notwithstanding the above, the Board of Directors or the Committee may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, the Committee’s authority under subsections (a) through (h) above, pursuant to a resolution that specifies the total number of Options or Restricted Stock Awards that may be granted under the delegation; provided that no officer may be delegated the power to designate himself or herself as a recipient of such Awards; and provided further, that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who as of the Grant Date are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date are reasonably anticipated to become Covered Employees during the term of the Award.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4          AWARD AGREEMENTS.  Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall include such provisions, consistent with the Plan, as may be specified by the Committee.

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ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1          NUMBER OF SHARES.  Subject to adjustment as provided in Article 10 of the Plan, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 781,837.

5.2          SHARE COUNTING.  Any Shares subject to an Award that is forfeited, expires, or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award shall, to the extent of such forfeiture, expiration, or non-issuance, again become available for Awards under this Plan and correspondingly increase the number of Shares available for grant and issuance under the Plan. The following Shares shall not, however, again become available for Awards or increase the number of Shares available for grant under the Plan: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option  issued under this Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares repurchased by the Company with proceeds received from the exercise of an Option issued under this Plan.

5.3          STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4          LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 10), the maximum number of Shares that may be delivered pursuant to Awards under the Plan is 781,837, of which the maximum number of Shares that may be delivered pursuant to Award of Restricted Stock under the Plan is 223,382 and the maximum number that may be delivered pursuant to Option exercises is 558,455.

ARTICLE 6
ELIGIBILITY

Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary of the Company.

ARTICLE 7
STOCK OPTIONS

7.1          GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)	Exercise Price. The exercise price of an Option shall not be less than the Fair Market Value per Share as of the Grant Date.

(b)
Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d) of the Plan.  The Committee shall also determine the conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.  The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date.

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(c)
Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d)	Exercise Term. In no event may any Option be exercisable for more than ten (10) years from the Grant Date.

7.2          INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)
Lapse of Option.  Subject to any earlier termination provision contained in the Award Agreement, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Non-Statutory Stock Option:

(1)	The expiration date set forth in the Award Agreement.

(2)	The tenth anniversary of the Grant Date.

(3)	Three (3) months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4)	One (1) year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)
One (1) year after the Participant’s death if the Participant dies while employed or during the three-month period described in paragraph (3), or during the one-year period described in paragraph (4), but before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Articles 9 or 10 of the Plan, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment.  Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s Beneficiary, determined in accordance with Section 9.4 of the Plan.

(b)
Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 (or any higher value as may be permitted under Section 422 of the Code).

(c)
Ten Percent Owners.  No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least one hundred and ten percent (110%) of the Fair Market Value per Share at the Grant Date and the Option expires no later than five (5) years after the Grant Date.

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(d)
Expiration of Authority to Grant Incentive Stock Options.  No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was approved by stockholders, or the termination of the Plan, if earlier.

(e)
Right to Exercise.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f)	Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or of an Affiliate.

(g)	Limitations of Option Grants for Section 162(m) of the Code. The Committee may not grant more than 139,613 Options to any individual in any single calendar year.

ARTICLE 8
RESTRICTED STOCK

8.1          GRANT OF RESTRICTED STOCK.  The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.

8.2          ISSUANCE AND RESTRICTIONS.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.  Except as otherwise provided in an Award Agreement, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock.

8.3          FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in connection with a Change in Control or in the event of terminations resulting from death or Disability, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

8.4          DELIVERY OF RESTRICTED STOCK.  Unless otherwise held in a trust and registered in the name of the trustee, reasonably promptly after the Grant Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom the Restricted Stock was granted, evidencing such shares.  Each such stock certificate shall bear the following legend:

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“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the ASB Bancorp, Inc. 2012 Equity Incentive Plan and in the Award Agreement entered into between the registered owner of such shares and ASB Bancorp, Inc. or its Affiliates.  A copy of the Plan and the Award Agreement is on file in the office of the Corporate Secretary of ASB Bancorp, Inc.”

Such legend shall not be removed until the Participant vests in such shares pursuant to the terms of the Plan and the Award Agreement.  Each certificate issued pursuant to this Section 8.4, in connection with a Restricted Stock Award, shall be held by the Company or its Affiliates, unless the Committee determines otherwise.

8.5          VOTING RIGHTS.  Unless otherwise determined by the Committee at the time of grant, a Participant holding Restricted Stock shall be entitled to exercise full voting rights with respect to those Shares during the restriction period.

8.6          DIVIDENDS AND OTHER DISTRIBUTIONS.  During the restriction period, a Participant holding Restricted Stock may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares.  Such dividends shall be paid to the Participant at times determined by the Committee in its sole discretion.  The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

8.7          PERFORMANCE AWARDS.  Subject to the limitations of this Plan, the Committee may, in its discretion, grant performance awards to eligible individuals upon such terms and conditions and at such times as the Committee shall determine.  Performance awards may be in the form of performance shares.  An award of a performance share is a grant of a right to receive shares of Stock that is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the Fair Market Value of a share of Stock.

Subject to the terms of this Plan and the requirements of Section 409A of the Code, the Committee has the authority to determine the nature, length and starting date of the period during which a Participant may earn a performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned.  These conditions may include specific performance objectives, continued service or employment for a certain period of time, or a combination of such conditions.  Performance awards granted under the Plan may be based on one or more of the following business criteria: tangible book value and changes to tangible book value, basic earnings per common share, basic cash earnings per common share, diluted earnings per common share, diluted cash earnings per common share, net income, cash earnings, net interest income, noninterest income, general and administrative expense to average assets ratio, cash general and administrative expense to average assets ratio, efficiency ratio, cash efficiency ratio, return on average assets, cash return on average assets, return on average stockholders’ equity, cash return on average stockholders’ equity, return on average tangible stockholders’ equity, cash return on average tangible stockholders’ equity, core earnings, operating income, operating efficiency ratio, net interest rate spread, loan production volume, nonperforming loans, cash flow, strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management, or any combination of the foregoing.  Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other

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companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares of common stock outstanding, or to assets or net assets.

No later than ninety (90) days following the commencement of a performance period (or such other time as may be required by Section 162(m) of the Code), the Committee shall, in writing (i) select the performance goal or goals applicable to the performance period, (ii) establish the various targets and bonus amounts that may be earned for such performance period, and (iii) specify the relationship between the performance goals and targets and the amounts to be earned by each Participant for the performance period.

ARTICLE 9
GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1          STAND-ALONE AND TANDEM AWARDS.  Awards granted under the Plan may, in the sole discretion of the Committee, be granted either alone or in addition to or, in tandem with, any other Award granted under the Plan.

9.2          TERM OF AWARD.  The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten (10) years from its Grant Date (or, if Section 7.2(c) applies, five (5) years from its Grant Date).

9.3          LIMITS ON TRANSFER.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate.  No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if that Code section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be an option described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

9.4          BENEFICIARIES.  Notwithstanding Section 9.3 of the Plan, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.5          STOCK CERTIFICATES.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted or traded.  The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

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9.6          ACCELERATION UPON DEATH OR DISABILITY.  Except as otherwise provided in the Award Agreement, upon the Participant’s death or Disability during his or her Continuous Status as a Participant, all of such Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b) of the Plan, the excess Options shall be deemed to be Non-Statutory Stock Options.

9.7          TERMINATION OF EMPLOYMENT.  Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion and in accordance with the terms of the Plan, and any determination by the Committee shall be final and conclusive.  A Participant’s Continuous Status as a Participant shall not be deemed to terminate in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate.  To the extent that this provision causes Incentive Stock Options to extend beyond three (3) months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Statutory Stock Options.

ARTICLE 10
CHANGE IN CAPITAL STRUCTURE; CHANGE IN CONTROL

10.1        CHANGES IN CAPITAL STRUCTURE.  In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Article 5 shall be adjusted proportionately, and the Committee shall adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards.  Action by the Committee may include: (i) adjustment of the number and kind of Shares which may be delivered under the Plan; (ii) adjustment of the number and kind of Shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock unto a lesser number of Shares, the authorization limits under Article 5 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

10.2        ACCELERATED VESTING AND PAYMENT.  Subject to the provisions of Section 10.3 of the Plan or as otherwise provided in the Award Agreement, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of an Exchange:

(a)
Any and all Options granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment or service is involuntarily terminated or constructively terminated for any reason except cause (as determined by the Committee) within twelve (12) months of the Change in Control, the Participant shall have until the expiration of the term of the Option to exercise such Options;

(b)	Any time-based and other restrictions imposed on Restricted Stock shall lapse; and

(c)	The Committee shall have the ability to unilaterally determine that all outstanding

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Awards are cancelled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change in Control Price within a reasonable time subsequent to the Change in Control.

10.3        ALTERNATIVE AWARDS.  Notwithstanding Section 10.2 of the Plan, no cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Section 12.16 of the Plan; provided, however, that any such Alternative Award must:

(a)	Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change in Control;

(b)	Provide the Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award;

(c)	Have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(d)
Have terms and conditions which provide that, in the event the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each Alternative Award shall be waived or shall lapse, as the case may be.

ARTICLE 11
AMENDMENT, MODIFICATION AND TERMINATION

11.1        AMENDMENT, MODIFICATION AND TERMINATION.  The Board of Directors or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board of Directors or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of Eligible Participants, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board of Directors or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) comply with the listing or other requirements of an Exchange, or (iii) satisfy any other tax, securities or other applicable laws, policies or regulations.

11.2        AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)	Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of

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such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value per Share as of the date of such amendment or termination over the exercise price of such Award);

(b)	The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

(c)	Except as otherwise provided in Article 10 of the Plan, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)
No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.  An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value per Share as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 12
GENERAL PROVISIONS

12.1        NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS.  No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not Eligible Participants are similarly situated).

12.2        NO STOCKHOLDER RIGHTS.  Except as otherwise provided in this Plan or in an Award Agreement, no Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

12.3        WITHHOLDING.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the Option.  With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares such number of Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

12.4        NO RIGHT TO CONTINUED SERVICE.  Nothing in the Plan, in any Award Agreement or in any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or

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status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

12.5        UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or in any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

12.6        RELATIONSHIP TO OTHER BENEFITS.  No payment under the plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the company or any affiliate unless expressly provided otherwise in such other plan.

12.7        EXPENSES.  The expenses of administering the plan shall be borne by the Company and its affiliates.

12.8        TITLES AND HEADINGS.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.9        GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.10      FRACTIONAL SHARES.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

12.11      GOVERNMENT AND OTHER REGULATIONS.

(a)
Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)
Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee.  Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may

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request to assure compliance with the foregoing or any other applicable legal requirements.  The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled.  The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

(c)	Notwithstanding any other provision contained in the Plan, this Plan will comply with all applicable regulatory requirements, including the following:

(i)
No Options or Restricted Stock Awards granted to any Eligible Participant who is a common law employee may exceed twenty-five percent (25%) of the total amount of Options or Restricted Stock Awards, as applicable, available under the Plan;

(ii)
No Options or Restricted Stock Awards granted to any individual Non-Employee Director may exceed five percent (5%) of the total amount of Options or Restricted Stock Awards, as applicable, available under the Plan;

(iii)
The aggregate amount of Options or Restricted Stock Awards granted to all Non-Employee Directors may not exceed thirty percent (30%) of the total amount of Options or Restricted Stock Awards, as applicable, under the Plan; and

(iv)
No single grant of Options or Restricted Stock Awards under the Plan may become exercisable or vest at a rate more quickly than twenty percent (20%) per year commencing one (1) year from the Grant Date.

12.12      GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the state of North Carolina.

12.13      ADDITIONAL PROVISIONS.  Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided, however, that such other terms and conditions are not inconsistent with the provisions of the Plan.

12.14      INDEMNIFICATION.  To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold them harmless.

12.15      NO LIMITATIONS ON RIGHTS OF COMPANY.  Subject to Section 12.16 of the Plan, the grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate,

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dissolve, liquidate, sell or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

12.16      SUCCESSORS.  Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02JBOC 1 U PX + Annual Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2, 3 AND 4. For Against Abstain For Against Abstain 2. The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the year ending December 31, 2017. For Against Abstain 3. The approval, on a non-binding advisory basis, of the compensation of the named executive officers. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 - Stephen P. Miller, PhD 02 - Alison J. Smith 03 - Patricia S. Smith 1. The election as directors of nominees (01), (02) and (03) for a term of three years: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 4. The re-approval of the performance goals included in the ASB Bancorp, Inc. 2012 Equity Incentive Plan. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on May 18, 2017. Vote by Internet • Go to www.investorvote.com/asbb • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

 . ANNUAL MEETING OF SHAREHOLDERS MAY 18, 2017 10:30 A.M., LOCAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the official proxy committee of the Board of Directors of ASB Bancorp, Inc. (the “Company”), consisting of John B. Dickson, John B. Gould and Dr. Kenneth E. Hornowski, and each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on May 18, 2017 at 10:30 a.m., local time, at The Collider, located at 1 Haywood Street, 4th Floor, Asheville, North Carolina, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2, 3 AND 4 ABOVE. The above signed acknowledges receipt from ASB Bancorp, Inc., before the execution of this proxy, of a proxy statement for the Annual Meeting of Shareholders and an Annual Report to Shareholders for the year ended December 31, 2016. This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the nominees and proposals listed in 1, 2, 3 and 4 above. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the annual meeting. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE, BY THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. REVOCABLE PROXY — ASB BANCORP, INC. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 18, 2017 This Proxy Statement and the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available at www.investorvote.com/asbb qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02JBPC 1 U PX + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2, 3 AND 4. For Against Abstain 2. The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the year ending December 31, 2017. For Against Abstain 3. The approval, on a non-binding advisory basis, of the compensation of the named executive officers. 01 - Stephen P. Miller, PhD 02 - Alison J. Smith 03 - Patricia S. Smith 1. The election as directors of nominees (01), (02) and (03) for a term of three years: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 4. The re-approval of the performance goals included in the ASB Bancorp, Inc. 2012 Equity Incentive Plan.

 q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . ANNUAL MEETING OF SHAREHOLDERS MAY 18, 2017 10:30 A.M., LOCAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the official proxy committee of the Board of Directors of ASB Bancorp, Inc. (the “Company”), consisting of John B. Dickson, John B. Gould and Dr. Kenneth E. Hornowski, and each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on May 18, 2017 at 10:30 a.m., local time, at The Collider, located at 1 Haywood Street, 4th Floor, Asheville, North Carolina, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2, 3 AND 4 ABOVE. The above signed acknowledges receipt from ASB Bancorp, Inc., before the execution of this proxy, of a proxy statement for the Annual Meeting of Shareholders and an Annual Report to Shareholders for the year ended December 31, 2016. This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the nominees and proposals listed in 1, 2, 3 and 4 above. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the annual meeting. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. REVOCABLE PROXY — ASB BANCORP, INC. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 18, 2017 This Proxy Statement and the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available at www.edocumentview.com/asbb

 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02JBQC 1 U PX + Retirement Savings Plan Voting Instruction Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2, 3 AND 4. For Against Abstain 2. The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the year ending December 31, 2017. For Against Abstain 3. The approval, on a non-binding advisory basis, of the compensation of the named executive officers. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 - Stephen P. Miller, PhD 02 - Alison J. Smith 03 - Patricia S. Smith 1. The election as directors of nominees (01), (02) and (03) for a term of three years: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 4. The re-approval of the performance goals included in the ASB Bancorp, Inc. 2012 Equity Incentive Plan. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on May 11, 2017. Vote by Internet • Go to www.investorvote.com/asbb • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

 . ANNUAL MEETING OF SHAREHOLDERS MAY 18, 2017 10:30 A.M., LOCAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I understand that Pentegra Trust Company, the Retirement Savings Plan Trustee, is the holder of record and custodian of all shares of ASB Bancorp, Inc. (the “Company”) common stock credited to me under the Asheville Savings Bank, S.S.B. Retirement Savings Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 18, 2017. Accordingly, you are to vote my shares as follows (please check one): THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2, 3 AND 4 ABOVE. The Retirement Savings Plan Trustee is hereby authorized to vote any shares allocated to me in its trust capacity as indicated above. Please date, sign and return this card in the enclosed postage-paid envelope no later than May 11, 2017. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE, BY THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTING INSTRUCTION CARD — ASB BANCORP, INC. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 18, 2017 This Proxy Statement and the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available at www.investorvote.com/asbb qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02JCOC 1 U PX + Employee Stock Ownership Plan Voting Instruction Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2, 3 AND 4. For Against Abstain 2. The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the year ending December 31, 2017. For Against Abstain 3. The approval, on a non-binding advisory basis, of the compensation of the named executive officers. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 - Stephen P. Miller, PhD 02 - Alison J. Smith 03 - Patricia S. Smith 1. The election as directors of nominees (01), (02) and (03) for a term of three years: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 4. The re-approval of the performance goals included in the ASB Bancorp, Inc. 2012 Equity Incentive Plan. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on May 11, 2017. Vote by Internet • Go to www.investorvote.com/asbb • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

 . ANNUAL MEETING OF SHAREHOLDERS MAY 18, 2017 10:30 A.M., LOCAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I understand that Pentegra Trust Company, the ESOP Trustee, is the holder of record and custodian of all shares of ASB Bancorp, Inc. (the “Company”) common stock allocated to me under the ESOP. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 18, 2017. Accordingly, you are to vote my shares as follows (please check one): THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2, 3 AND 4 ABOVE. The ESOP Trustee is hereby authorized to vote any shares allocated to me in its trust capacity as indicated above. Please date, sign and return this card in the enclosed postage-paid envelope no later than May 11, 2017. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE, BY THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTING INSTRUCTION CARD — ASB BANCORP, INC. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 18, 2017 This Proxy Statement and the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available at www.investorvote.com/asbb qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

ASB BANCORP, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Voting Instructions

Please Vote By May 11, 2017

Shareholders of record have three ways to vote:

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

To Vote By Email

- **Scan completed voting card**
- **Send to: Betsy.gustison@fbtservices.com**
- **Type "ASB Bancorp Proxy Vote" in the Subject Line**

To Vote By Fax

- **Send to First Bankers Trust Service, Inc. @217-228-6815 Attn: Betsy Gustison**

2012 Equity Incentive Plan Voting Instruction Card

+

Nominee	For	Withhold
01 - Stephen P. Miller, PhD	☐	☐
02 - Alison J. Smith	☐	☐
03 - Patricia S. Smith	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

1 U P X +

 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 1 U PX + Plan Voting Instruction Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2, 3 AND 4. For Against Abstain 2. The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the year ending December 31, 2017. For Against Abstain 3. The approval, on a non-binding advisory basis, of the compensation of the named executive officers. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 - Stephen P. Miller, PhD 02 - Alison J. Smith 03 - Patricia S. Smith 1. The election as directors of nominees (01), (02) and (03) for a term of three years: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 4. The re-approval of the performance goals included in the ASB Bancorp, Inc. 2012 Equity Incentive Plan. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Voting Instructions Shareholders of record have three ways to vote: 1. By Mail; or 2. By Email; or 3. By Fax VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ••• • Please note that the last vote received from a shareholder, whether by mail, email or fax, will be the vote counted.

 . ANNUAL MEETING OF SHAREHOLDERS MAY 18, 2017 10:30 A.M., LOCAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I understand that First Bankers Trust Services, Inc. the 2012 Equity Incentive Plan Trustee, is the holder of record and custodian of all shares of ASB Bancorp, Inc. (the “Company”) common stock credited to my account under the ASB Bancorp, Inc. 2012 Equity Incentive Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 18, 2017. Accordingly, you are to vote my shares as follows (please check one): THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2, 3 AND 4 ABOVE. The 2012 Equity Incentive Plan Trustee is hereby authorized to vote any shares allocated to me in its trust capacity as indicated above. Please date, sign and return this card in the enclosed postage-paid envelope no later than May 11, 2017. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE, BY THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTING INSTRUCTION CARD — ASB BANCORP, INC. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 18, 2017 This Proxy Statement and the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available at www.investorvote.com/asbb qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q